OPERATING AGREEMENT


                                 Cellemetry LLC
                      A Delaware Limited Liability Company








THE MEMBERSHIP INTERESTS REPRESENTED BY THIS OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.




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                                                 TABLE OF CONTENTS
                                                                                                        Page
ARTICLE I
         DEFINITIONS.................................................................................     1
         1.1      Definitions........................................................................     1
         1.2      Construction.......................................................................     5

ARTICLE II
         ORGANIZATION................................................................................     6
         2.1      Formation..........................................................................     6
         2.2      Name...............................................................................     6
         2.3      Registered Office; Registered Agent; Principal Office; Other Offices...............     6
         2.4      Purposes and Powers................................................................     6
         2.5      Foreign Qualification..............................................................     6
         2.6      Term...............................................................................     6
         2.7      No State-Law Partnership...........................................................     6

ARTICLE III
         MEMBERSHIP..................................................................................     7
         3.1      Members............................................................................     7
         3.2      Liability of Members...............................................................    10
         3.3      Issuance of Additional Securities..................................................    10
         3.4      Lack of Authority..................................................................    10

ARTICLE IV
         CAPITAL ACCOUNTS............................................................................    11
         4.1      Establishment of Capital Accounts..................................................    11
         4.2      Determination of Capital Accounts..................................................    11
         4.3      Computation of Amounts.............................................................    12
         4.4      Negative Capital Accounts..........................................................    12
         4.5      Company Capital....................................................................    12
         4.6      Initial Capital Contributions......................................................    12
         4.7      Additional Capital Contributions...................................................    12

ARTICLE V
         BUSINESS ARRANGEMENTS.......................................................................    14
         5.1      Corporate Opportunities............................................................    14
         5.2      Regulatory Compliance..............................................................    15
         5.3      Preferred Customer Status..........................................................    16
         5.4      Additional Registered Rights.......................................................    16
         5.5      Limited License Retained by BellSouth..............................................    16
         5.6      Limited License Grant By BellSouth to Company......................................    16
         5.7      Carriers...........................................................................    16

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




         5.8      Cellemetry MINs....................................................................    16
         5.9      Highway Master.....................................................................    17

ARTICLE VI
         DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND
         LOSSES FOR FEDERAL INCOME TAX PURPOSES......................................................    17
         6.1      Generally..........................................................................    17
         6.2      Distributions......................................................................    17
         6.3      Allocations........................................................................    18
         6.4      Special Rules and Allocations......................................................    18

ARTICLE VII
         MANAGERS....................................................................................    20
         7.1      Management by the Board............................................................    20
         7.2      Actions by Board; Committees; Delegation of Authority and Duties...................    21
         7.3      Number and Term of Office..........................................................    23
         7.4      Vacancies; Removal; Resignation....................................................    24
         7.5      Meetings...........................................................................    24
         7.6      Approval or Ratification of Acts or Contracts by Members...........................    25
         7.7      Action by Written Consent or Telephone Conference..................................    25
         7.8      Compensation; Reimbursement........................................................    25
         7.9      Conflicts of Interest..............................................................    25
         7.10     Officers...........................................................................    25

ARTICLE VIII
         MEETINGS OF MEMBERS.........................................................................    26
         8.1      Meetings...........................................................................    26
         8.2      Voting List........................................................................    27
         8.3      Proxies............................................................................    28
         8.4      Conduct of Meetings................................................................    28
         8.5      Action by Written Consent or Telephone Conference..................................    28

ARTICLE IX
         EXCULPATION AND INDEMNIFICATION.............................................................    29
         9.1      Exculpation........................................................................    29
         9.2      Indemnification by the Company.....................................................    29
         9.3      Indemnification by Numerex.........................................................    31
         9.4      Indemnification by BellSouth and BellSouth Corporation.............................    33
         9.5      Indemnification Non-Exclusive......................................................    34



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



ARTICLE X
         TAXES.......................................................................................    34
         10.1     Tax Returns........................................................................    34
         10.2     Tax Elections......................................................................    35
         10.3     "Tax Matters Partner.".............................................................    35

ARTICLE XI
         BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS..................................................    36
         11.1     Maintenance of Books...............................................................    36
         11.2     Reports............................................................................    36
         11.3     Accounts...........................................................................    37
         11.4     Right of Audit and Inspection......................................................    37

ARTICLE XII
         TRANSFER OF SHARES .........................................................................    37
         12.1     Restriction on Transfers...........................................................    37
         12.2     Permitted Transferees..............................................................    37
         12.3     Prohibited Transferees.............................................................    37
         12.4     Non-Compliance.....................................................................    38
         12.5     Triggering Events..................................................................    38
         12.6     Notice of Occurrence of Triggering Event...........................................    38
         12.7     Optional and Mandatory Purchase....................................................    39
         12.8     Substituted Member.................................................................    41
         12.9     Effect of Transfer.................................................................    41
         12.10    Legend.............................................................................    41
         12.11    Qualified Public Offering..........................................................    42
         12.12    Voting Rights......................................................................    42
         12.13    Put Rights.........................................................................    42
         12.14    Purchase Price.....................................................................    43
         12.15    Payment Terms......................................................................    45
         12.16    Rights Binding on Successors.......................................................    45
         12.17    Failure to Achieve Goals...........................................................    45
         12.18    Termination of Rights Upon Qualified Public Offering...............................    46
         12.19    Distribution Upon Resignation......................................................    46
         12.20    Termination of Certain Voting Rights...............................................    47

ARTICLE XIII
         REGISTRATION RIGHTS.........................................................................    47
         13.1     Registration Rights Agreement......................................................    47

ARTICLE XIV
         DISSOLUTION, LIQUIDATION, AND TERMINATION...................................................    47
         14.1     Dissolution........................................................................    47
         14.2     Liquidation and Termination........................................................    47

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



         14.3     Deficit Capital Accounts...........................................................    49
         14.4     Cancellation of Certificate........................................................    49

ARTICLE XIV
         GENERAL PROVISIONS..........................................................................    49
         15.1     Offset.............................................................................    49
         15.2     Notices............................................................................    49
         15.3     Entire Agreement...................................................................    51
         15.4     Effect of Waiver or Consent........................................................    51
         15.5     Amendment..........................................................................    51
         15.6     Binding Effect.....................................................................    51
         15.7     Governing Law; Severability........................................................    51
         15.8     Further Assurances.................................................................    51
         15.9     Waiver of Certain Rights...........................................................    52
         15.10    Notice to Members of Provisions....................................................    52
         15.11    Neutral Construction...............................................................    52
         15.12    Arbitration........................................................................    52
         15.13    Counterparts.......................................................................    52


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                                 CELLEMETRY LLC
                      A Delaware Limited Liability Company


         This OPERATING AGREEMENT of Cellemetry LLC (this "Agreement"), dated as of May 15, 1998, is made, and executed and agreed to, for good and valuable consideration, by the Members (as defined below), Cellemetry LLC, a Delaware limited liability company, and BellSouth Corporation, a Georgia corporation.

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

         "Act" means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

         "Additional Capital Contributions" means the additional capital contributions by a Member to the capital of the Company set forth on Schedule A.

         "Affiliate" of any Person means any other Person controlling, controlled by or under control with such particular Person, where "control" means the possession, directly or indirectly of the power to direct the management and policies of a Person whether through the ownership of voting securities, contracts or otherwise.

         "Agreed Value" means fair market value, as determined by the Board in accordance with Section 7.2.1; provided, that if the Board cannot reach a decision, fair market value shall be determined by a Qualified Appraisal Firm (as defined in Section 12.15.3(b)) selected by the Board in accordance with
Section 7.2.1; provided, further, that if the Board cannot reach agreement on a Qualified Appraisal Firm, fair market value shall be determined in a manner consistent with Section 12.15.3(a)(ii); provided, further, that in the case of a revaluation immediately before a capital contribution pursuant to Section 4.2(b), the aggregate fair market value of all Company property shall be determined consistently with the issue price of Shares issued in exchange for such contributions.

         "Agreement" means this Operating Agreement, as it may be amended or supplemented from time to time.

         "BellSouth" means BellSouth Wireless, Inc., a Georgia corporation.

         "BellSouth Corporation" means BellSouth Corporation, a Georgia corporation.

         "BellSouth Registered Rights" shall have the meaning set forth in
Section 3.1.6.

         "Board" means the Company's Board of Managers.


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         "Book Value" means with respect to any Company property, the Company's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation ss.1.704-1(b)(2)(iv)(d)-(g).

         "Budget" means the annual capital expenditure and operating budget of the Company.

         "Business" means wireless information transport services and related products.

         "Capital Account" has the meaning given that term in Article IV hereof.

         "Capital Account Deficit" shall have the meaning set forth in Section 6.4(a) hereof.

         "Capital Contribution" means the aggregate contributions by a Member to the capital of the Company set forth on Schedule A.

         "Carriers" shall have the meaning set forth in Section 3.1.6.

         "Cellemetry" means a wireless telemetry technology in which the control message is altered to contain data and such altered control message is transmitted over a control channel of a mobile radio network for remote monitoring.

         "Class I Managers" shall mean the Managers appointed by the Class I Member.

         "Class II Managers" shall mean the Managers appointed by the Class II Member.

         "Class I Member(s)" shall mean the Person(s) specified as such in Schedule A hereto and the holders of Class I Shares who have been approved as Substituted Members in accordance with Section 12.8.1 hereof.

         "Class II Member(s)" shall mean the Person(s) specified as such in Schedule A hereto and the holders of Class II Shares who have been approved as Substituted Members in accordance with Section 12.8.1 hereof.

         "Class III Member(s)" shall mean an individual who has exercised an option to purchase Class III Shares in accordance with Section 3.1.4.

         "Class I Shares" shall mean the voting interests in the Company designated Class I Shares as provided on Schedule A hereto.

         "Class II Shares" shall mean the voting interests in the Company designated Class II Shares as provided on Schedule A hereto.

         "Class III Shares" shall have the meaning given that term in Section 3.1.4.

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         "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

         "Closing Date" shall have the meaning set forth in the Formation Agreement.

         "Company" means Cellemetry LLC, a Delaware limited liability company.

         "Corporation Act" means the General Corporation Law of the State of Delaware, or any successor statute, as amended from time to time.

         "Distribution Date" shall mean any date upon which a distribution is made pursuant to this Agreement.

         "Europlex" shall mean Europlex Research Limited, an Irish company.

         "Fiscal Year" of the Company means the fiscal year which shall commence on November 1 of each year.

         "Formation Agreement" means the Formation Agreement dated February 25, 1998 by and among Numerex, BellSouth and BellSouth Corporation which sets forth the terms and conditions by which the parties will form the Company.

         "Incapacity" or "Incapacitated" means (a) with respect to a natural Person, the bankruptcy, death or incompetency or insanity of such Person and (b) with respect to any other Person, the bankruptcy, liquidation or dissolution of such Person.

         "Initial Business Plan" means the five-year business plan for the Company commencing on the first day of the first full calendar month following the date hereof, attached hereto as Exhibit A, which includes a capital and operating plan, by quarter, for such five year period, as well as a capital contribution plan for the first three years of such period.

         "Lien" shall mean all liens (including judgment and mechanics' liens, regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions, but shall not include taxes accrued but not yet assessed.

         "Manager" means any Person hereafter elected as a manager of the Company as provided in this Agreement, but does not include any Person who has ceased to be a manager of the Company.

         "Member" means any Person executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but does not include any Person who has ceased to be a member in the Company. Initially, the only Members are Numerex and BellSouth.

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         "Modified Business Plan" means the Initial Business Plan with such modifications as are approved by the Board, subject to Section 7.2.1, as a result of changes in circumstances outside of the reasonable control of the Company.

         "Net Cash" shall mean the gross revenues of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as determined by the Board. Cash shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

         "New Shares" shall mean shares of the Corporate Successor (as defined in Section 12.11 hereof) of the same class as shares that are publicly traded in the event of a Qualified Public Offering with respect to the Company (or its successor) (as described in Section 12.11 hereof).

         "Numerex" shall mean Numerex Corp., a Pennsylvania corporation.

         "Outstanding Shares" means all shares in the Company as are issued and outstanding from time to time after the date hereof.

         "Other Members" shall mean the Class I and Class II Members, other than the Affected Member, as defined in Section 12.6 hereof.

         "Percentage Interest" means the number of shares of the Company owned by a Member divided by the total Outstanding Shares.

         "Person" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee, or any other individual or entity in its own or any representative capacity.

         "Proceeding" has the meaning given that term in Section 9.2.

         "Profits" and "Losses" for any period shall mean the taxable income or losses, respectively, of the Company as determined for federal income tax purposes in accordance with the accounting method followed by the Company for such purposes, adjusted as follows:

         (i) Any income that is exempt from federal income tax shall be added to such taxable income or losses.

         (ii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation
                  Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or losses.

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         (iii)    If any property which is reflected on the books of the Company has a Book Value that differs from the adjusted tax basis of such property, depreciation, amortization and gain or loss with respect to such property shall be determined by reference to such Book Value.

         (iv) Any items specially allocated pursuant to Section 6.4 shall not be taken into account in calculating such taxable income or losses.

         "Qualified Public Offering" shall mean a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act").

         "Required Interest" means one or more Members having among them more than a majority of the Percentage Interest of all Members.

         "Service" means the Internal Revenue Service.

         "Shares" means the Class I Shares, the Class II Shares and the Class III Shares, if any.

         "Subsidiary" of a Person shall mean any corporation, partnership, limited liability company, association or other business entity with respect to which (i) greater than 50% of its outstanding voting power is owned or controlled directly or indirectly by such Person or by one or more of such subsidiary entities, or both, or (ii) the management of which is controlled by such Person.

         "Tax Matters Partner" means that Person designated as the Tax Matters Partner pursuant to Section 10.3 hereof.

         "Transfer" means a sale, assignment, transfer, gift, or other disposition, or contract to do or permit any of the foregoing, whether accomplished or entered into voluntarily or by operation of law.

         "Uplink" means Uplink Security, Inc., a Georgia corporation.

         "Uplink Registered Rights" shall have the meaning set forth in Section 3.1.7.

Other terms defined herein have the meanings so given them.

         1.2 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules and Exhibits are to schedules and exhibits attached hereto, each of which is made a part hereof for all purposes.

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                                   ARTICLE II
                                  ORGANIZATION

         2.1 Formation. The Company has been organized as a Delaware limited liability company by the filing of the Certificate of Formation (the "Certificate") under and pursuant to the Act.

         2.2 Name. The name of the Company is "Cellemetry LLC" and all Company business must be conducted in that name or such other names that comply with applicable law as the Board may select from time to time.

         2.3 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Board may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Board may designate from time to time.

         2.4 Purposes and Powers. The purposes of the Company are to engage in the Business and to engage in any other business or activity that now or hereafter may be necessary, incidental, proper, advisable, or convenient to accomplish the foregoing purposes (including, without limitation, obtaining financing therefor) and that is not prohibited by the law of the jurisdiction in which the Company engages in that business.

         2.5 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Board shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

         2.6 Term. The Company was formed on May 14, 1998 and shall have perpetual existence unless dissolved and terminated in accordance with Article XIV.

         2.7 No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Manager be a partner or joint venturer of any other Member or Manager, and this Agreement shall not be construed to suggest otherwise; provided, however that the Members

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intend that the Company will be taxed as a partnership for federal, state and foreign income tax purposes.

                                   ARTICLE III
                                   MEMBERSHIP

         3.1      Members.

                  3.1.1 The names, residence, business or mailing addresses, Capital Contributions and Percentage Interests of the Members are set forth in Schedule A hereto, as amended from time to time.

                  3.1.2 Except as provided in Section 4.7, no Member, as such, shall be required to lend any funds to the Company or to make any additional Capital Contribution to the Company.

                  3.1.3 Each Member shall execute a counterpart of this Agreement, and a Person shall be admitted as a Member of the Company at the time a counterpart hereto is executed by such Member and the Person is listed on Schedule A hereto as a Member.

                  3.1.4 The Class I and Class II Members agree to establish an option plan pursuant to which an aggregate of a ten percent (10%) interest in the Company consisting of Class III Shares ("Class III Shares") may be offered with prior approval of the Class I and Class II Members to key employees at an option exercise price and upon such other terms as may be determined by the Class I and Class II Members. Upon the exercise of such options by an employee, such employee shall become a Class III Member, provided such employee executes all documents which are required to be executed by members generally.

                  3.1.5 Each Member hereby represents and warrants to and acknowledges with the Company that (a) it has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (b) it is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (c) it is acquiring Shares in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof;
(d) it understands that such Shares have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (e) the execution, delivery and performance of this Agreement do not require such Member to obtain any consent or approval other than those consents or approvals listed on
Schedule 3.1.5(e), which have been obtained as indicated on such schedule, and do not contravene or result in a default under (with or without notice or passage of time, or both) any provision of any existing law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound; (f) such Member has been duly organized and is existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own and lease its properties, conduct its business as currently conducted, and enter into this Agreement and to consummate the transactions contemplated hereby; (g) it has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, and is in good standing in each such jurisdiction; (h) this Agreement has been duly authorized by all necessary corporate action on the part of such Member, has been duly executed and delivered by such Member and constitutes the legal, valid and binding Agreement of such Member enforceable against such Member in accordance with its terms, subject, as to enforcement, to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership, or similar laws of general applicability relating to or affecting creditors' rights in general; and (i) except as otherwise set forth on Schedule 3.1.5(i), such Member has good and valid title to all property which it is contributing to the Company as of the date hereof, free and clear of all Liens.

                  3.1.6 BellSouth Corporation hereby warrants and represents to the Company and to Numerex that (a) BellSouth Corporation has been duly organized and is existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own and lease its properties, conduct its business as currently conducted, and enter into this Agreement and to consummate the transactions contemplated hereby; (b) BellSouth Corporation has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, and is in good standing in each such jurisdiction; (c) this Agreement has been duly authorized by all necessary corporate action on the part of BellSouth Corporation, has been duly executed and delivered by such corporation, and constitutes the valid, legal and binding Agreement of such corporation enforceable against such corporation in accordance with its terms, subject, as to enforcement, to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership, or similar laws of general applicability relating to or affecting creditors' rights in general; (d) Schedules 4.6(b) and 5.6 contain a true and complete list of all domestic and foreign letters patent, patent applications, trade secrets and other industrial property, the "BellSouth Cellemetry Marks" (defined to include trade name, trademark, and service mark registrations and applications and any common law trademarks and service marks), common law copyrights, copyright registrations and any grant of a license or right relating to the Cellemetry Technology (the "BellSouth Technology") (collectively herein, "BellSouth Registered Rights"), some of which will be transferred to the Company and others which will be licensed to the Company on a non-exclusive, royalty-free basis as indicated on Schedule 4.6(b) hereto; (e) Exhibit "A" to the Bill of Sale dated the date hereof executed by BellSouth in favor of the Company contains a true and complete list of all tangible personal property used by BellSouth in the Cellemetry business; (f) except as described in Schedule 3.1.6(a), BellSouth owns or has a world-wide royalty-free license to such BellSouth Registered Rights, and has the unrestricted right to use the BellSouth Registered Rights; (g) Schedule 4.6(b) contains a true and complete list and description of all licenses of or rights to BellSouth Registered Rights granted to BellSouth by others or to others by BellSouth; and (h) except as disclosed on
Schedule 3.1.6(h), (i) during the term of this Agreement, BellSouth will not sell, transfer, assign, or subject to any Lien, any

BellSouth Registered Rights being licensed to the Company without retaining the right to continue BellSouth's license to Company under terms and conditions no less favorable than the initial license from BellSouth to Company; (ii) to its knowledge, BellSouth is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any of the BellSouth Registered Rights; and (iii) there is no claim or demand of any Person pertaining to, or any action that is pending or, to its knowledge, threatened which challenges the rights of BellSouth in respect of any of the BellSouth Registered Rights. BellSouth further represents and warrants to Numerex and the Company (a) that all intercompany loans between BellSouth and its Affiliates which are set forth on Schedule 3.1.6(b) shall remain obligations of BellSouth and shall neither be assigned to nor assumed by Numerex or the Company; and (b) Schedule 3.1.6(c) contains an accurate list of all carriers (the "Carriers") with whom BellSouth has entered into agreements whereby such Carriers intend to convert to a service bureau environment.

                  3.1.7 Numerex hereby warrants and represents to the Company and BellSouth that (a) to the knowledge of Numerex, the license described on paragraph (v) of Schedule 4.6(a) grants to the Company a world-wide license to the Technology (as defined therein), subject only to the royalty payments specified therein, and the Company has the unrestricted right to use such Technology (for the purpose of this Agreement, the license described in Schedule 4.6(a)(v) is deemed to be included in the definition of "Uplink Technology"); and (b) the aggregate amount of all receivables owed to Numerex as of the date of this Agreement under the Loan and Security Agreement listed on Schedule 4.6(a) is $2,000,000, and that the aggregate amount of all such receivables owed to Numerex on the date on which Numerex transfers to the Company the items described in (i) to (iv) on Schedule 4.6(a) shall be listed on a Schedule 3.1.7(a) to be delivered by Numerex to BellSouth and the Company on such date. Numerex, to the best of its knowledge, is not aware of any claim by Uplink arising under Section 10.2(d) of the Stock Purchase Agreement dated July 16, 1997 by and between Numerex Corp. and Uplink Security, Inc. (the "Stock Purchase Agreement"), or any claim by Purchaser (as defined in the Stock Purchase Agreement) against the Company or the Management Shareholders (as defined in the Stock Purchase Agreement) under Sections 10.2(a), (b) or (c) of the Stock Purchase Agreement. On the date on which Numerex transfers to the Company the items described in (i) to (iv) on Schedule 4.6(a), Numerex shall (i) deliver to BellSouth and the Company a Schedule 3.1.7(b) identifying any such claims under the Stock Purchase Agreement of which Numerex, to the best of its knowledge, is aware on and as of such date; (ii) deliver a Schedule 3.1.7(c) with the following disclosures; and (iii) warrant and represent to the Company and BellSouth that on and as of the date of such transfer (a) to its knowledge,
Schedule 3.1.7(c) shall contain a true and complete list of all domestic and foreign letters patent, patent applications, "Uplink Marks" (defined to include trade names, trademarks, service marks, trademark and service mark registrations and applications), and copyrights, copyright registrations (the "Uplink Technology") (collectively herein, "Uplink Registered Rights"), which will be licensed to the Company on a non-exclusive, royalty-free basis as indicated on
Schedule 3.1.7(c) hereto; (b) except as described in Schedule 3.1.7(c), to the knowledge of Numerex, Uplink shall own or have a world-wide license to such Uplink Registered Rights, subject only to the royalty payments specified in
Schedule 3.1.7(c) hereto, and shall have the unrestricted right to use the Uplink Registered Rights; (c) Schedule

3.1.7(c) shall contain a true and complete list and description of all licenses of or rights to Uplink Registered Rights granted to Uplink by others or to others by Uplink; (d) except as disclosed on Schedule 3.1.7(c), (i) during the term of this Agreement, Numerex will use its commercially reasonable best efforts to cause Uplink not to sell, transfer, assign, or subject to any Lien, any Uplink Registered Rights being licensed to the Company without retaining the right to continue Uplink's license to Company under substantially the same terms and conditions of the initial license from Numerex to Company; (ii) to Numerex's knowledge, Uplink shall not be not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any of the Uplink Registered Rights, other than royalty payments specified in Schedule 3.1.7(c) hereto; and (iii) there shall be no claim or demand of any Person pertaining to, or any action that is pending or, to Numerex's knowledge, threatened, which challenges the rights of Uplink in respect to any of the Uplink Registered Rights; and (e) except as otherwise set forth on Schedule 3.1.7(c), Numerex shall have good and valid title to all property which it is contributing to the Company on such date, free and clear of all Liens.

         3.2      Liability of Members.

                  3.2.1 Except as set forth in this Agreement, no Member shall have any personal liability whatever in his capacity as a Member, whether to the Company, to any of the Members or to the creditors of the Company or any other third party, for the debts, liabilities, contracts or any other obligations of the Company or for any Losses of the Company; and, therefore, a Member shall be liable only to make its Capital Contribution to the Company and the other payments provided herein.

                  3.2.2 In accordance with the Act and the laws of the State of Delaware, a Member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no distribution to any Member pursuant to Article VI shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of the Managers.

         3.3 Issuance of Additional Securities. Subject to Section 7.2.1, the Board shall have the right to cause the Company to issue or sell to any Persons:
(a) additional shares in the Company (including other classes or series of shares in the Company having different rights), (b) obligations, evidences of indebtedness or other securities convertible or exchangeable into shares in the Company, and (c) warrants, options or other rights to purchase or otherwise acquire shares in the Company.

         3.4 Lack of Authority. No Member (other than in such Person's capacity as a Manager, officer, or an employee or agent acting under authority granted by the Board) has the authority or power to act for or on behalf of the Board or the Company, to do any act that would be binding on the Board or the Company or to incur any expenditures on behalf of the Board or the Company. The Members hereby consent to the exercise by the Board of the powers conferred on it by law and this Agreement.


                                   ARTICLE IV
                                CAPITAL ACCOUNTS

         4.1 Establishment of Capital Accounts. A capital account ("Capital Account") shall be established for each Member. The Capital Account of each Member shall consist of its initial Capital Contribution and shall be increased by (i) the amount of any additional cash Capital Contributions by such Member,
(ii) the Agreed Value of any property contributed by such Member to the capital of the Company (net of any liability secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code), and
(iii) such Member's share of items of income and gain and Profits (as determined in accordance with Article VI), and there shall be charged against each Member's Capital Account (i) the amount of all cash distributions to such Member, (ii) the Agreed Value of any property distributed to such Member by the Company (net of any liability secured by such property that the Member is considered to assume or take subject to under Section 752 of the Code), and (iii) such Member's share of Net Losses and items of loss, deduction and Section 705(a)(2)(B) expenditures (as determined in accordance with Article VI). Any liabilities of a Member assumed by the Company and any liabilities of the Company assumed by a Member shall be treated in a manner consistent with Section 1.704-1(b)(2)(iv)(c) of the Treasury Regulations.

         4.2 Determination of Capital Accounts. Except as otherwise provided herein, the Capital Account of a Member shall be determined in all events solely in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv) as the same may be amended or revised hereafter, as determined by the Board in accordance with Section 7.2.1. Any references in this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

                  (a) If this Article IV fails to provide guidance on how the Members' Capital Accounts should be adjusted to reflect particular adjustments to Company capital on the Company's books, then the Members' Capital Accounts shall be adjusted in a manner that (i) maintains equality between the aggregate Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, (ii) is consistent with the underlying economic arrangement of the Members as reflected by this Agreement, as determined in the reasonable discretion of the Board in accordance with Section 7.2.1, and (iii) is based, where practicable, on federal tax accounting principles.

                  (b) Immediately before (i) a contribution of cash or property (other than a de minimis amount) by a new or existing Member in exchange for shares of the Company, (ii) the distribution Company assets (other than a de minimis amount) in redemption of shares of the Company or (iii) the liquidation of the Company (within the meaning of Reg. ss.1.704-1(b)(2)(ii)(g)), the Capital Accounts of all Members and the Book Value of all Company properties shall, except as determined in the discretion of the Board in accordance with
Section 7.2.1, be increased or decreased (consistent with the provisions hereof) to reflect any unrealized gain or loss attributable to each Company property, as if such unrealized gain or loss had been recognized upon an actual sale of each Company property for its Agreed Value immediately before such event and had been allocated to the Member at such time pursuant to Article VI. The allocation of unrealized gain or loss to the Members' Capital Accounts shall be made after the allocation of realized Profits and Losses and items thereof for the period in the taxable year ending on the date as of which such allocation is made.

         4.3 Computation of Amounts. For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition, and classification for federal income tax purposes; provided that, (a) immediately prior to the distribution of any asset, any unrealized gain or unrealized loss attributable to such asset shall, for purposes hereof, be deemed to be gain or loss recognized by the Company and shall be allocated among the Members in accordance with Article VI (for this purpose "unrealized gain" or "unrealized loss" shall be determined by comparing the fair market value of such property to its adjusted basis) and (b) the computation of all items of income, gain, loss, and deduction shall be made without regard to any election pursuant to Section 754 of the Code that may be made by the Company, unless the adjustment to basis of Company property pursuant to such election is reflected in Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

         4.4 Negative Capital Accounts. Except as provided in Section 14.3, no Member shall be required to pay to the Company or to any other Member any deficit or negative balance which may exist from time to time in such Member's Capital Account.

         4.5 Company Capital. Except as approved by the Board and as set forth in Section 12.19, no Member shall be paid interest on any Capital Contribution to the Company or on such Member's Capital Account, and no Member shall have any right to demand the return of such Member's Capital Contribution (except upon dissolution of the Company pursuant to Article XIV), or to cause a partition of the Company's assets.

         4.6 Initial Capital Contributions. On the dates set forth in Schedule 4.6(a) hereof, the Class I Member shall make the initial in-kind and cash contributions to the capital of the Company described therein, having the agreed upon aggregate fair market value of $7,500,000, as set forth on Schedule A attached hereto. On the date hereof, the Class II Member shall make the initial in-kind contributions to the capital of the Company described on Schedule 4.6(b) hereto, having the agreed upon aggregate fair market value of $15,333,333, as set forth on Schedule A attached hereto. The foregoing amounts shall be credited to each Member's respective Capital

Account. The foregoing contributions shall be documented by appropriate agreements and instruments of transfer which are acceptable to both Numerex and BellSouth. Subject to Section 4.7 hereof, no Member shall be required under any circumstances to make any additional Capital Contributions to the Company.

         4.7      Additional Capital Contributions.

                  (a) Numerex. During the first three years after the date hereof, Numerex shall make Additional Capital Contributions to the capital of the Company in the aggregate amount of up to $15.5 million, at such times and in such amounts as are set forth in the Initial or Modified Business Plan, and its Capital Account shall be credited accordingly (but no new Shares shall be issued to Numerex). In the event Numerex defaults in the making of an Additional Capital Contribution required to be made during the first three years after the date hereof, BellSouth's sole remedy will be either (i) to exercise the right to purchase Numerex's Outstanding Shares for Book Value (but without regard to any positive adjustments to Book Value resulting from a revaluation of the assets of the Company pursuant to Section 1.704-1(b)(iv)(f)) of the Code, in which case Numerex will assign to BellSouth any rights it may have to use or own any of the Company's intellectual property, or (ii) to make the Additional Capital Contribution which Numerex failed to make, which shall result in a proportionate reduction in Numerex's Percentage Interest. If, during the first three years after the date hereof, the Board determines that the $15.5 million capital contribution by Numerex is insufficient for the Company to attain the objectives of the Initial Business Plan (or Modified Business Plan, as the case may be), then Numerex shall, in its sole discretion, either (i) use its commercially reasonable best efforts to arrange for the Company to obtain up to $5 million of debt financing from a financial institution or other third-party lender; (ii) sell part of its interest in the Company to a third party (subject to BellSouth's approval which shall not be unreasonably withheld) and loan $5 million of the proceeds to the capital of the Company; or (iii) loan up to $5 million to the Company; provided, that any such loans under clauses (i), (ii) or
(iii) above may be secured by assets of the Company other than the Company's intellectual property and shall be on market terms and at a market rate of interest and on terms and conditions that are without recourse to BellSouth.

                  (b) BellSouth. During the first three years after the date hereof, BellSouth shall not be required to make any additional contribution to the capital of the Company.

                  (c) Capital Contributions After the Third Year. After the first three years after the date hereof, and after Numerex has made the Additional Capital Contributions required pursuant to Section 4.7(a) and, if required pursuant to Section 4.7(a) hereof, arranged for $5 million to be loaned to the Company by one of the three means described in Section 4.7(a), the Company shall make calls for any Additional Capital Contributions pursuant to the approved Budget.

                      (i) Members shall have the opportunity to participate in any such capital calls in accordance with their respective Percentage Interests. All calls for Additional Capital Contributions shall be made in writing and shall be made by separate notice which contains the total amount to be provided, the Member's Percentage Interest of such amount, the issue price per Share for new Shares to be issued in exchange for such contributions, and the due date for payment of such contributions (the "Due Date"). The Managers shall use their best efforts to deliver call notices to the Members not less than 10 days in advance of the Due Date.

                     (ii) Each Member may elect to (x) contribute its Percentage Interest of such capital call, (y) contribute less than its entire Percentage Interest of such capital call, or (z) contribute nothing. A Member's election to contribute less than its entire Percentage Interest of a capital call shall not constitute a default hereunder. If any Member elects to contribute less than its entire Percentage Interests of a capital call, within one day after the Due Date, the Company shall provide written notice to the Members of the amount of any shortfall. At any time within five days after receipt of such notice, any Member that has elected to contribute its entire Percentage Interest of such capital call may give written notice to the Company that it is prepared to contribute an amount (a "Shortfall Offer") equal to all or part of such shortfall. lf more than one Member makes a Shortfall Offer, such Members shall first participate in such shortfall in proportion to their respective Percentage Interests, up to the amount of their respective Shortfall Offers, and any remaining shortfall shall be allocated among the notifying Members in proportion to the remaining amount of their respective Shortfall Offers. The Company shall promptly notify the Members of the amount of the shortfall that they are obligated to contribute, and such amounts shall be due within five days of receipt of such notices.

                     (iii) The Company shall issue Shares to each Member of the same class as currently held by such Member. The number of Shares issued to a Member shall equal the amount contributed by such Member divided by the issue price provided in the call for Additional Capital Contributions. No fractional Shares shall be issued.

                      (iv) Additional Capital Contributions may be made by unrelated third parties, in the discretion of the Board in accordance with
Section 7.2.1. The number of Shares issued to such third parties in exchange for such contributions shall be based upon arm's length negotiations among the Company and such third parties.

                                    ARTICLE V
                              BUSINESS ARRANGEMENTS

         5.1      Corporate Opportunities.

                  5.1.1 Numerex and the Company each acknowledge and agree that BellSouth Corporation and its Affiliates use, own or operate various systems, operations and technologies that may or may not be related to the Cellemetry line of business, but which may be considered to directly or indirectly compete with the Cellemetry line of business, and that these systems, operations and technologies will continue to be used, owned or operated by BellSouth Corporation and its Affiliates in the future.

                  5.1.2 Numerex and the Company each further acknowledges and agrees that, notwithstanding any other provision in this Agreement, BellSouth Corporation and its Affiliates' use, ownership or operation of such systems, operations and technologies shall not be restricted in any way by this Agreement. Such activities may include without limitation: (i) the provision of cellular services and products, (ii) the provision of mobile data services and products, (iii) the provision of specialized mobile radio services and products,
(iv) the provision of personal communication service (PCS) services and products, (v) the provision of paging services and products, (vi) the provision of video entertainment services and products, whether via hardwire cable, wireline cable or direct broadcast satellite, (vii) the provision of local and long-distance telephone services and products, (viii) the provision of telemetry service and products, (ix) the provision of data transport services and products, and (x) the provision of Internet services and products.

                  5.1.3 BellSouth and the Company each acknowledge and agree that Numerex and its Affiliates use, own or operate various systems, operations and technologies that may or may not be related to the Cellemetry line of business, but which may be considered to directly or indirectly compete with the Cellemetry line of business, and that these systems, operations and technologies will continue to be used, owned or operated by Numerex and its Affiliates in the future.

                  5.1.4 BellSouth and the Company each further acknowledges and agrees that, notwithstanding any other provision in this Agreement, Numerex's and its Affiliates' use, ownership or operation of such systems, operations and technologies shall not be restricted in any way by this Agreement. Such activities may include without limitation: (i) the provision of wireline services and products and (ii) the provision of broadband information services and products.

                  5.1.5 Uplink Loan. Numerex acknowledges its obligations to provide certain funds to Uplink pursuant to the terms of the Loan and Security Agreement between Uplink and Numerex, dated July 16, 1997, a copy of which has been delivered to BellSouth. Numerex's obligations thereunder are not being transferred or contributed to the Company. Any receivables arising from any further Working Capital Loans made by Numerex to Uplink under such Loan and Security Agreement on or after the date hereof shall be contributed by Numerex to the capital of the Company along with any rights ancillary to such receivables, as provided in Section 4.7(a) and Schedule A and Schedule 4.6(a) hereto.

         5.2 Regulatory Compliance. The Company shall operate its business in compliance with applicable laws, including, without limitation, the Telecommunications Act of 1996, as amended, and the rules and regulations promulgated thereunder (the "Telecom Act"). The Members acknowledge that under the Telecom Act: (a) BellSouth is prohibited from manufacturing telecommunications equipment and customer premises equipment until the Federal Communications Commission authorizes BellSouth Corporation to provide interLATA services, and (b) BellSouth is prohibited from providing "alarm monitoring service" (as defined in the Telecom Act) prior to February 8, 2001. Without the prior written approval of BellSouth, the Company and its affiliates (as such term is defined in the Telecom Act, but in all events excluding Numerex) shall not directly or indirectly engage in manufacturing any telecommunications equipment or customer premises equipment until BellSouth obtains FCC approval to provide interLATA services in one state or BellSouth determines that such manufacturing prohibition in the Telecom Act is no longer applicable. Furthermore, without the prior written approval of BellSouth, the Company and its affiliates (as such term is defined in the Telecom Act, but in all events excluding Numerex) shall not directly or indirectly engage in the provision of alarm monitoring services prior to February 8, 2001 or earlier if BellSouth determines that such alarm monitoring prohibition in the Telecom Act is no longer applicable.

         5.3 Preferred Customer Status. BellSouth and Numerex and each of their affiliates will have the right to be treated as preferred customers of the Company with respect to its products and services and shall be offered such products and services on the most favorable terms as are offered to other similarly situated customers with regard to pricing, delivery, warranty, and other substantive terms and conditions. For the purposes of this Section 5.3, an "affiliate" means any corporation, partnership, limited liability company, joint venture or other entity, domestic or foreign, in which BellSouth Corporation or Numerex (as applicable), directly or indirectly, holds an equity interest of 10% or greater.

         5.4 Additional Registered Rights. If during the term of this Agreement BellSouth becomes the owner or holder of a license or other right to any new BellSouth Registered Rights, BellSouth shall provide the Company with a non-exclusive royalty-free license or similar arrangement regarding the use of the new BellSouth Registered Rights.

         5.5 Limited License Retained by BellSouth. With respect to the patents and patent applications set forth in Schedule 4.6(b) which are to be transferred to the Company and including any continuations, continuations-in-part, or divisional applications or patents thereof, and any additional international patents or applications corresponding thereto, the Company hereby grants to BellSouth a limited, world-wide, royalty free license to make, use, offer for sale, or sell products or services where the manufacture, use or sale thereof is only incidentally covered by the claims of such patents and applications.

         5.6 Limited License Grant By BellSouth to Company. With respect to the patents and patent applications set forth in Schedule 5.6 which are to be licensed to the Company, and including any continuations, continuations-in-part, or divisional applications thereof, and any additional international patents or applications corresponding thereto, BellSouth hereby grants to the Company a limited, world-wide royalty-free license to make, use, have made, sell or offer for sale, products, systems or services under such patents and patent applications, provided, however, that such license shall only apply to the extent such patents are required to make, use or sell Cellemetry technology.

         5.7 Carriers. BellSouth has entered into agreements with each of the Carriers listed on Schedule 3.1.6(c) which intend to convert the Carrier's Gateway equipment to a service bureau environment. The costs and expenses involved in such conversions shall be funded by special capital contributions by Numerex and BellSouth at the rate of 60% and 40% respectively, with appropriate adjustments to each such Member's Capital Account; provided, however, that in no event shall Numerex be required to fund such costs and expenses in an amount in excess of 60% of $85,000 per Gateway identified on Schedule 3.1.6(c), and in no event shall BellSouth be required to fund such costs and expenses in an amount in excess of 40% of $85,000 per Gateway identified on Schedule 3.1.6(c).

         5.8 Cellemetry MINs. The parties acknowledge that BellSouth is a member of the national trade organization known as the Telecommunications Industry Association ("TIA"). In its capacity as a member of the TIA, BellSouth has advocated that the TIA adopt the position that the following mobile identification numbers be assigned for data terminal usage: 0XX1 (USA, Non-NANP, data terminals roaming), 1XX0 (USA, Non-NANP, data terminals non-roaming), 1XX 0XX (USA Non-NANP, data terminals non-roaming) and 0XX 1XX (USA, Non-NANP, data terminals roaming) (hereinafter, collectively, the "MINs"). BellSouth covenants and agrees that, so long as BellSouth is a member of the Company, BellSouth will not advocate or support a position with the TIA which would be adverse to the Company's position asserted, or the Company's arguments made, to the TIA in favor of need-based allocations of the MINs to the Company for use in connection with Cellemetry. Subject to the prior approval if required, of the TR-45.2 Sub-Committee (Mobile and Personal Communications Systems: Wireless Network Standards) of the TIA, and if requested by the Company, BellSouth and BellSouth Corporation will transfer and quitclaim all right, title and interest, if any, in the MINs to the Company; provided, however, that Company and Numerex acknowledge and agree that BellSouth and BellSouth Corporation make no, and will make no, representation, warranty, covenant or indemnity with respect to their respective right, title and interest in the MINs.

         5.9 Highway Master. The parties hereto acknowledge that BellSouth and Highway Master Corporation have entered into an agreement dated February 4, 1998 (the "Highway Master Agreement"). The parties hereto further acknowledge that the Highway Master Agreement will be assigned to the Company pursuant to this Agreement. The parties further acknowledge that it is the intent of the Company to amend the Highway Master Agreement, and in this regard, the Company will use commercially reasonable efforts. BellSouth agrees to use commercially reasonable efforts to cooperate with the Company for so long as BellSouth is a Member, in the event its participation or assistance is requested by the Company in connection with such amendment.

                                   ARTICLE VI

                    DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND
                     LOSSES FOR FEDERAL INCOME TAX PURPOSES

         6.1 Generally. Except as otherwise provided herein, the Board shall have sole discretion as to the amounts and timing of distributions to Members, subject to the retention of, or payment to, third parties of such funds as it shall deem necessary with respect to the reasonable business needs of the Company, which shall include (but not by way of limitation) the payment or the making of provision for the payment when due of Company obligations including the payment of any administrative fees and expenses or any other obligations.

         6.2      Distributions.

                  (a) As and when determined by the Board, Net Cash shall be distributed not later than the thirtieth (30th) day following the close of each quarter to the Members in proportion to their respective Percentage Interests in the Company; provided, that if Numerex has not made Additional Capital Contributions in the aggregate amount of at least $15,500,000 required pursuant to Section 4.7(a) or the contributions of items (i) through (iv) on Schedule 4.6(a) (or the Alternative Initial Contribution, if applicable), Net Cash shall first be distributed in proportion to the Members' respective Capital Contributions until each Member has received an amount equal to its Capital Contributions.

                  (b) Subject to Section 7.2.1, the Board may in its sole discretion distribute to the holders of Outstanding Shares at any time property of the Company. Any such property shall be distributed in proportion to the amounts which would be distributed to the holders of Outstanding Shares pursuant to Section 6.2(a) if there were a taxable distribution of that property for the fair market value thereof on the Distribution Date.

                  (c) A distribution pursuant to Section 6.2(a) shall be made to the Persons shown on the Company's books and records as holders of Outstanding Shares as of the date of such distribution.

                  (d) The Company shall not repurchase any Outstanding Shares, or make any other distributions of any kind whatsoever, whether in cash or otherwise, in respect of any Outstanding Shares unless either (i) the Class II Member shares or participates ratably in such repurchase or other distribution according to its respective Percentage Interests in the Company, or (ii) the Class II Member approves the repurchase or other distribution.

         6.3 Allocations. Except as otherwise provided in Section 6.4, Profits and Losses for any Fiscal Year shall be allocated among the holders of Outstanding Shares in proportion to their respective Percentage Interests in the Company.

         6.4 Special Rules and Allocations. The allocation of Profits and Losses and items of income, gain, loss or deduction shall be subject to the following limitations and adjustments:

                  (a) No loss or deduction may be allocated to a Member if such allocation would create a deficit balance in his Capital Account in excess of the amount such Member is obligated to restore to the Company or is treated as being obligated to restore to the Company under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) or 1.704-2(i)(5) (referred to herein as a
"Capital Account Deficit").

                  (b) Beginning in the first Fiscal Year in which the Company has "nonrecourse deductions" (as defined in Treasury Regulation Section 1.704-2(b)(1)), or makes a distribution of proceeds of a nonrecourse liability (as defined in Treasury Regulation Section 1.752-1(a)(2)), that is allocable to an increase in "partnership minimum gain" (as defined in Treasury Regulation
Section 1.704-2(d)(1)), and in each Fiscal Year thereafter, if there is a net decrease in "partnership minimum gain" during a Fiscal Year, then any Member with a deficit balance in his Capital Account at the end of such Fiscal Year shall be allocated, before any other allocation is made of Company items for such year, items of income and gain for such Fiscal Year (and, if necessary, subsequent Years) in the amounts and proportions needed to eliminate such deficit as quickly as possible, such allocations to be made in accordance with the "minimum gain charge back" provisions of Treasury Regulation Section 1.704-2(f).

                  (c) Any Member who unexpectedly receives, with respect to the
Company: (i) an adjustment for depletion allowances with respect to oil and gas properties of the Company, (ii) an allocation of loss or deduction pursuant to
Section 704(e)(2) or Section 706(d) of the Code or pursuant to Treasury Regulation Section 1.751-1(b)(2)(ii), or (iii) a distribution in excess of an offsetting increase to such Member's Capital Account that is reasonably expected to occur during (or prior to) the Fiscal Year in which such distribution occurs, shall be allocated, as quickly as possible, items of income and gain in an amount and manner sufficient to eliminate any resulting deficit balance in such Member's Capital Account. This allocation is intended to constitute a "qualified income offset" in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3) and shall be interpreted consistently therewith.

                  (d) If the taxable income of any Member (or an Affiliate of a Member) is increased as the result of an adjustment under Code Section 482 (or a similar provision under state or local law) with respect to a transaction between such Member (or its Affiliate ) and the Company, and the Company is entitled to a corresponding deduction, then for purposes of this Agreement (i) the Company shall be deemed to have paid such Member (or its Affiliate) an amount equal to the Company deduction, (ii) the Member shall be deemed to have contributed cash to the Company equal to such amount deemed paid, and (iii) the Company deduction shall be specifically allocated to such Member.

                  (e) If the taxable income of the Company is increased as the result of an adjustment under Code Section 482 (or a similar provision under state or local law) with respect to a transaction between a Member (or an Affiliate of such Member) and the Company, and such Member (or its Affiliate) is entitled to a corresponding deduction, then for purposes of this Agreement (i) the Member (or its Affiliate) shall be deemed to have paid the Company an amount equal to the deduction, (ii) the Company shall be deemed to have distributed cash to such Member equal to such amount deemed paid, and (iii) the increase in Company income as a result of such adjustment shall be specifically allocated to such Member.

                  (f) If a deduction claimed by a Member is disallowed by any tax authority because an amount paid by such Member (or an Affiliate of such Member) should have been treated as a Company expense, then such Member shall be deemed to have made a capital contribution to the Company in the amount of such expense, the Company shall be deemed to have paid such expense and the Company deduction shall be allocated entirely to such Member.

                  (g) For purposes of determining a Member's Capital Account Deficit balance, there shall be excluded from such Member's Capital Account any amount that such Member is obligated to restore to the Company, or any amount such Member is treated as obligated to restore to the Company under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and
such Member's Capital Account shall be adjusted for items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

                  (h) In the event of a revaluation of Company property under one of the circumstances described in Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5) pursuant to Section 4.2(b), allocations to the Members of items of depreciation, amortization and gain or loss as computed for tax purposes with respect to Company property shall be made in a manner that takes into account the variation between the adjusted tax basis of such property and its adjusted value as determined under Section 1.704-1(b) of the Treasury Regulations.

                  (i) For purposes of determining the Profit and Loss or any items thereof allocated to any period, such items shall be determined on a daily, monthly or other basis as determined by the Board in accordance with
Section 7.2.1 using a method consistent with any method permissible under Code
Section 706 and the Treasury Regulations thereunder.

                  (j) Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article VI for all purposes under this Agreement.

                  (k)      Tax Allocations: Code Section 704(c).

                      (i) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution, in accordance with Section 7.2.1. Items of credits shall be allocated among the Members in accordance with Treasury Regulations Section 1.704-1(b)(4)(ii).

                     (ii) Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement, in accordance with Section 7.2.1. Allocations pursuant to this Section 6.4(k) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provisions of this Agreement.

                                   ARTICLE VII
                                    MANAGERS

         7.1      Management by the Board.

                  Except for situations in which the approval of the Members is required by this Agreement, and subject to the provisions of Section 7.2, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed by or under the direction of, the Board, and the Board shall make all decisions and take all actions for the Company not otherwise provided for in this Agreement, including, without limitation, the following:

                           (i) entering into, making and performing contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder, including, without limitation, entering into, making and performing contracts, agreements and other undertakings with an Affiliate(s) of the Company;

                           (ii) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

                           (iii) maintaining the assets of the Company in good order;

                           (iv)  collecting sums due the Company;

                           (v) to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

                           (vi) acquiring, utilizing for Company purposes, and disposing of any asset of the Company;

                           (vii) borrowing money or otherwise committing the credit of the Company for Company activities and voluntary prepayments or extensions of debt;

                           (viii) selecting, removing, and changing the authority and responsibility of lawyers, accountants, and other advisers and consultants;

                           (ix) obtaining insurance for the Company;

                           (x) determining distributions of Company cash and other property as provided in Article VI;

                           (xi)  selling additional interests in the Company;

                           (xii) calling for payment of Members' Capital Contributions; and/or

                           (xiii) initiating litigation, other than routine litigation incurred in the ordinary course of business, by or on behalf of the Company.

         7.2      Actions by Board; Committees; Delegation of Authority and
                  Duties.

                  7.2.1 In managing the business and affairs of the Company and exercising its powers, the Board shall act through meetings and written consents pursuant to Sections 7.5 and 7.7; through committees pursuant to Section 7.2.2; and through the Managers or officers to whom authority and duties have been delegated pursuant to Section 7.2.3. Notwithstanding anything in this Agreement to the contrary, the following actions shall require the prior approval of at least one Class II Manager:

                  (a) issuance or reclassification of Shares or other equity or profit-sharing rights in the Company (including setting the issue price for any such Shares or interests);

                  (b) the appointment (but not the removal) of the chief executive officer of the Company and the setting of compensation for such chief executive officer;

                  (c) entering into a contract contemplated by the Initial or Modified Business Plan or any subsequent business plan having a value in excess of $100,000, or entering into a contract not contemplated by the Initial or Modified Business Plan or any subsequent business plan having a value in excess of $50,000;

                  (d) incurring expenditures (other than those related to litigation brought by or on behalf of the Company) contemplated by the Initial or Modified Business Plan or any subsequent business plan in amounts in excess of $100,000, or if not contemplated by the Initial or Modified Business Plan or any subsequent business plan in excess of $50,000;

                  (e) incurring expenditures in excess of $1,000,000 above the levels set forth in the Initial or Modified Business Plan relating to litigation brought by or on behalf of the Company;

                  (f) incurring indebtedness by the Company in amounts, singly or in the aggregate, in excess of $100,000 which are not contemplated by this Agreement or the Initial Business Plan or Modified Business Plan or any subsequent business plan;

                  (g) sale, exchange, lease, mortgage, pledge or other transfer of substantially all of the assets of the Company or of an asset of the Company (or an aggregate of assets) having a fair market value in excess of $100,000;

                  (h) any fundamental structural change of the Company, including, without limitation, merger, conversion, or dissolution of the Company, or the admission of a Member;

                  (i) a change in the nature of the Company's Business;

                  (j) entering into any transaction with any Affiliate of a Member requiring an expenditure by the Company, or having a value, in excess of $100,000;

                  (k) adopting a Modified Business Plan or a subsequent business plan or making any material change in a business plan;

                  (l) modifying the cash distribution policy of the Company;

                  (m) approval of the Budget and modifications thereto (except modifications relating to litigation where the expense incurred relating to litigation brought by or on behalf of the Company is less than $1,000,000 above the levels set forth in the Initial or Modified Business Plan);

                  (n) any changes in timing of Additional Capital Contributions set forth on Schedule A;

                  (o) any item otherwise expressly provided for in this Agreement;

                  (p) a change in the Company's accounting policies which would have a material adverse effect on the Class II Member; and

                  (q) appointment of the independent public accountants, which shall be a Big Six accounting firm and which initially shall be Deloitte & Touche LLP.

                  7.2.2 The Board may, from time to time, designate one or more committees, each of which shall be comprised of one or more Managers. Any such committee, to the extent provided in such resolution or this Agreement and subject to the limitations of Section 7.2.1, shall have and may exercise all of the authority of the Managers. At every meeting of any such committee, the presence of a majority of all the Managers thereof shall constitute a quorum, and the affirmative vote of a majority of the Managers present shall be necessary for the adoption of any resolution. The Board may dissolve any committee at any time, unless otherwise provided in the Certificate or this Agreement.

                  7.2.3 The Board may, from time to time, delegate to one or more Managers or officers such authority and duties as the Board may deem advisable, subject to the limitations of Section 7.2.1. In addition, the Board may assign titles (including, without limitation, chairman, chief executive officer, president, chief operating officer, vice president, chief financial officer, secretary, assistant secretary, treasurer and assistant treasurer) to any such Managers or officers and delegate to such Managers or officers certain authority and duties, subject to Section 7.10.1.

Any number of titles may be held by the same Manager or officer. Any delegation pursuant to this Section 7.2.3 may be revoked at any time by the Board.

                  7.2.4 Any Person dealing with the Company, other than a Member, may rely on the authority of the Managers or any officer in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

         7.3 Number and Term of Office. The authorized number of Managers shall be established and maintained at five Managers. The composition of the Board shall consist of three (3) members (the "Class I Managers") appointed by the Class I Member and two (2) members (the "Class II Managers") appointed by the Class II Member. Each Manager shall possess such educational, business and technical background so as to positively contribute to the well being of the Company. Each Manager appointed by a Member shall remain in office until removed by the Member that appointed such Manager or until his or her earlier resignation or incapacity.

         7.4 Vacancies; Removal; Resignation. The removal of any Class I Manager (with or without cause) shall be at the Class I Member's written request, but only upon the written request of the Class I Member and under no other circumstances. The removal of any Class II Manager (with or without cause) shall be at the Class II Member's written request, but only upon the written request of the Class II Member and under no other circumstances. In the event that any Class I Manager ceases to serve as a Manager during his term of office, the resulting vacancy shall be filled by a representative designated by Class I Member. In the event that any Class II Manager ceases to serve as a Manager during his term of office, the resulting vacancy shall be filled by a representative designated by the Class II Member.

         7.5      Meetings.

                  7.5.1 A majority of the total number of Managers fixed by, or in the manner provided in this Agreement shall constitute a quorum for the transaction of business of the Board, provided that at least one Class II Manager is present, and the act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board. Notwithstanding the foregoing, if a quorum is not established because no Class II Managers are present, then the meeting may reconvene the following day following a reasonable effort to provide telephonic or other notice to the Class II Managers of the time and place of such reconvened meeting. The presence of a Class II Manager shall not be necessary to establish a quorum at such reconvened meeting. A Manager who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action. Each Manager shall have one vote on all matters which come before the Board.

                  7.5.2 Meetings of the Board may be held not less than quarterly, at the principal place of business of the Company or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers thereof. Telephonic or other notice of each meeting shall be given at least 24 hours in advance of the meeting. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  7.5.3 Special meetings of the Board may be called by any Manager on at least 24 hours notice to each other Manager. Such notice shall briefly state the purpose or purposes of, and the business to be transacted at, such meeting, and such other matters that may otherwise be required by law or provided for in this Agreement.

         7.6 Approval or Ratification of Acts or Contracts by Members. The Board in its discretion may submit any act or contract for approval or ratification at any meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by a Required Interest shall, subject to the limitations set forth in Section 7.2.1, be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

         7.7 Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the Corporation Act, the Certificate or this Agreement to be taken at a meeting of the Managers or any committee designated by the Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by the number of Managers or Managers of such committee, as the case may be, that would be necessary to take such action at a meeting at which all Managers entitled to vote on the action were present and voted. Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or any such committee, as the case may be. Subject to the requirements of the Act, the Certificate or this Agreement for notice of meetings, unless otherwise restricted by the Certificate, the Managers, of any committee designated by the Board, may participate in and hold a meeting of the Board or any committee of the Board, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         7.8 Compensation; Reimbursement. Managers shall not receive compensation for their services as Managers, but they shall be entitled to be reimbursed by the Company for reasonable out-of-pocket costs and expenses incurred in the course of their service hereunder.

         7.9 Conflicts of Interest. Subject to the other express provisions of this Agreement (including, but not limited to, Section 5.4) or other agreements to which the Company and a Manager or officer of the Company are parties, each Manager and officer of the Company at any time and from time to time may engage in and possess interests in other business ventures (other than business of the Company). Subject to the provisions of Section 7.2.1(i), the Company may transact business with any Manager, Member, officer or Affiliate thereof, provided the terms (including price and quality) of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

         7.10     Officers.

                  7.10.1 Subject to Section 7.2.1, the Board may, from time to time, designate one or more Persons to be officers of the Company. The setting of compensation for the chief operating officer, chief financial officer, chief marketing officer and chief technical officer shall be subject to prior review and comment of at least one Class II Manager. No officer need be a resident of the State of Delaware, a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation formed under the Corporation Act, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such officer by the Board pursuant to the third sentence of this Section 7.10.1, or (ii) any delegation of authority and duties made to one or more Managers pursuant to Section 7.2.1. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. Subject to Section 7.2.1, the salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board.

                  7.10.2 Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Board whenever in its judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not in and of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board.

                                  ARTICLE VIII
                               MEETINGS OF MEMBERS

         8.1      Meetings.

                  8.1.1 A quorum shall be present at a meeting of Members when BellSouth is present in person or by proxy and the holders of a Required Interest are represented at the meeting in person or by proxy. Notwithstanding the foregoing, if a quorum is not established because BellSouth is not present, then the meeting may reconvene the following day, provided a reasonable effort to provide telephonic or other notice to BellSouth of the time and place of such reconvened meeting. At the reconvened meeting, the presence of BellSouth shall not be necessary to establish a quorum, provided a quorum is otherwise present. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the Outstanding Shares of all Members entitled to vote is required by the Act or as required by Section 7.2.1, the affirmative vote of a Required Interest at a meeting of Members at which a quorum is present shall be the act of the Members. Except as otherwise provided herein, (i) each Outstanding Share shall be entitled to one vote on matters presented to the Members and (ii) all Outstanding Shares shall vote as a single class.

                  8.1.2 All meetings of the Members shall be held at the principal place of business of the Company or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Members may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 8.5.

                  8.1.3 Notwithstanding the other provisions of the Certificate or this Agreement, the chairman of the meeting or the holders of a Required Interest shall have the power to adjourn such meeting from time to time, provided notice is given at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Members, such time and place shall be determined by a vote of the holders of a Required Interest. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

                  8.1.4 Meetings of the Members for any proper purpose or purposes may be called at any time by the Board or the holders of at least 20 percent of the Outstanding Shares of all Members. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting is the date any Member first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Members.

                  8.1.5 Written or printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than fourteen nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Board or Person calling the meeting, to each Member entitled to vote at such meeting. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at its address provided for in Section 15.2, with postage thereon prepaid.

                  8.1.6 The date on which notice of a meeting of Members is mailed or the date on which the resolution of the Board declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting, including any adjournment thereof, or the Members entitled to receive such distribution.

         8.2 Voting List. The Board shall make, at least ten days before each meeting of Members, a complete list of the Members entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the Outstanding Shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting. The original membership records shall be prima-facie evidence as to who are the Members entitled to examine such list or transfer records or to vote at any meeting of Members. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at the meeting.

         8.3 Proxies. A Member may vote either in person or by proxy executed in writing by the Member. A facsimile transmission by the Member, or a photographic, photostatic, or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Board, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Board, which shall decide all questions concerning the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Outstanding Shares that are the subject of such proxy are to be voted with respect to such issue.

         8.4 Conduct of Meetings. All meetings of the Members shall be presided over by the chairman of the meeting, who shall be a Manager (or representative thereof) designated by the Board. The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

         8.5      Action by Written Consent or Telephone Conference.

                  8.5.1 Any action required or permitted to be taken at any meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Member or Members holding not less than the minimum number of Outstanding Shares that would be necessary to take such action at a meeting at which all Members entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each Member who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Company in the manner required by this Section, a consent or consents signed by the Member or Members holding not less than the minimum number of Outstanding Shares that would be necessary to take the action that is the subject of the consent are delivered to the Company by delivery to its registered office, its principal place of business, or the Board. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Board. A facsimile transmission by a Member, or a photographic, photostatic, or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section. Prompt notice of the taking of any action by Members without a meeting by less than unanimous written consent shall be given to those Members who did not consent in writing to the action.

                  8.5.2 The record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, its principal place of business, or the Managers. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Managers.

                  8.5.3 If any action by Members is taken by written consent, any articles or documents filed with the Secretary of State of Delaware as a result of the taking of the action shall state, in lieu of any statement required by the Act concerning any vote of Members, that written consent has been given in accordance with the provisions of the Act and that any written notice required by the Act has been given.

                  8.5.4 Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IX
                         EXCULPATION AND INDEMNIFICATION

         9.1 Exculpation. No Manager shall be liable to any other Manager, the Company or to any Member for any loss suffered by the Company unless such loss is caused by the Manager's gross negligence, willful misconduct, violation of law or material breach of this Agreement. A Manager shall not be liable for errors in judgment or from any acts or omissions that do not constitute gross negligence, willful misconduct, violation of law or material breach of this Agreement. A Manager may consult with counsel and accountants in respect of Company affairs and, provided the Manager acts in good faith reliance upon the advice or opinion of such counsel or accountants, the Manager shall not be liable for any loss suffered by the Company in reliance thereon.

         9.2      Indemnification by the Company.

                  9.2.1 Right to Indemnification. Subject to the limitations and conditions as provided in this Article IX, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Manager or officer of the Company or while a Manager or officer of the Company is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Act and the Corporation Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under Section 9.2 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to Section 9.2 shall be deemed contract rights, and no amendment, modification or repeal of Section 9.2 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 9.2 could involve indemnification for negligence or under theories of strict liability.

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



                  9.2.2 Advance Payment. The right to indemnification conferred in Section 9.2.1. shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 9.2.1 who was made, is made, or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by such Person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under Section 9.2.1. and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under Section 9.2.1 or otherwise.

                  9.2.3 Indemnification of Officers, Employees and Agents. The Company, by adoption of a resolution of the Board, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Persons who are not or were not Managers or officers of the Company but who are or were serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a Person to the same extent that it may indemnify and advance expenses to Managers and officers under Section 9.2.

                  9.2.4 Appearance as a Witness. Notwithstanding any other provision of this Section 9.2, the Company may pay or reimburse expenses incurred by a Manager or officer in connection with his appearance as a witness or other participation in a Proceeding at a time when he or she is not a named defendant or respondent in the Proceeding.

                  9.2.5 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in Section 9.2 shall not be exclusive of any other right which a Manager or other Person indemnified pursuant to Section 9.2.1 may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement, agreement, vote of Members or disinterested Managers or otherwise.

                  9.2.6 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Manager, officer, or agent of the Company or is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under Section 9.2.

                  9.2.7 Savings Clause. If this Section 9.2 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager or any other Person indemnified pursuant to Section 9.2 as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the fullest extent permitted by any applicable portion of Section 9.2 that shall not have been invalidated and to the fullest extent permitted by applicable law.

         9.3      Indemnification by Numerex.

                  9.3.1 Numerex shall indemnify, subject to Sections 4.7(a) and
12.17 hereof, defend and hold harmless the Company, BellSouth and BellSouth Corporation, and each of their respective Managers, directors, officers, employees acting within the scope of employment and agents (each individually a "Numerex Indemnified Party") for any loss, damage, action, causes of action, expense, cost or liability, including without limitation, reasonable attorney's fees (collectively the "Losses") that such Numerex Indemnified Party actually incurs (i) arising out of any inaccuracy in or breach of any representation or warranty made by Numerex in this Agreement, (ii) arising out of the failure of Numerex to perform or observe fully any covenant, agreement or provision to be performed or observed by Numerex pursuant to the Agreement, or (iii) in connection with the matter set forth in Schedule 9.3.1 hereto. Moreover, in the event that Numerex shall transfer to the Company the contributions described in
Schedule 4.6(a)(i), (ii), (iii) and (iv), Numerex shall indemnify, defend, and hold each Numerex Indemnified Party harmless at Numerex's expense, against any claim, suit or proceeding resulting from, relating to or arising out of a claim that the use of the technology set forth in Schedule 9.3.1(b), which Schedule shall be delivered at the time of such transfer, constitutes an infringement of a patent or copyright, or a misappropriation of a trade secret of a third party. The parties acknowledge that Numerex has been granted certain indemnification rights under the Stock Purchase Agreement referenced on Schedule 3.1.5(e), which rights are being assigned to the Company. Numerex's obligations hereunder shall be conditioned upon the Company first exercising its rights and exhausting its remedies under such Stock Purchase Agreement. Numerex's obligation to indemnify shall include, without limitation, an obligation to pay any costs including, but not limited to, reasonable attorneys' fees, expert witness fees, expenses, damages awarded to third parties and costs incurred by each Numerex Indemnified Party. Numerex may settle, at Numerex's sole expense, any claim suit or other action for which Numerex is responsible under this Section.

                  9.3.2 Each Numerex Indemnified Party shall notify Numerex promptly of any claim of infringement it becomes aware of and for which it believes Numerex is responsible under this Section. Each Numerex Indemnified Party shall provide Numerex with reasonable assistance in the defense of any such claim.

                  9.3.3 If in Numerex's opinion, regardless of whether there has been notice from a Numerex Indemnified Party, a valid claim has been or is likely to be asserted against the Company, Numerex or Uplink or alternatively, if the Company's rights hereunder are restricted by Numerex or a valid court order, then Numerex shall at its option and sole expense: (i) procure the right to continue using the alleged infringing material; (ii) replace or cause to be replaced the material with non-infringing material which is equivalent in features, functionality and quality; or (iii) modify or cause the Company to modify the material to make it non-infringing while retaining all features, functionality and quality.

                  9.3.4 Exclusions from Numerex Indemnity. Numerex will not be liable to a Numerex Indemnified Party: (i) for any claim of infringement arising out of modifications or alterations to the Uplink Technology neither made nor authorized by Numerex or Uplink; (ii) if the Company is using other than the most current release of the Uplink Technology provided to the Company if such claim would have been prevented by the use of such current release at the time the infringement occurred; (iii) for infringement, if such infringement would not have occurred but for the combination of the Uplink Technology with other hardware or software not supplied by Numerex or Uplink; or (iv) for counterclaims of infringement or invalidity in the case wherein Company is a plaintiff or potential plaintiff in an infringement litigation or a defendant in a Declaratory Judgment action.

                  9.3.5 Notwithstanding anything to the contrary in this Section 9.3, in all events the liability of Numerex to indemnify any Numerex Indemnified Party for any Losses shall be limited to Five Million Dollars ($5,000,000), except with regard to Losses relating to Uplink Registered Rights, which shall be limited to Fifteen Million Dollars ($15,000,000). In all events, Numerex shall not be required to indemnify a Numerex Indemnified Party pursuant to
Section 9.3 unless such right is asserted by such Party within four (4) years of the Closing (as defined in the Formation Agreement).

         9.4      Indemnification by BellSouth and BellSouth Corporation.

                  9.4.1 BellSouth and BellSouth Corporation shall indemnify, defend and hold harmless the Company and Numerex, and each of their respective Managers, directors, officers, employees acting within the scope of employment and agents (each individually a "BellSouth Indemnified Party") for any Losses that such BellSouth Indemnified Party actually incurs (i) arising out of any inaccuracy in or breach of any representation or warranty made by BellSouth or BellSouth Corporation in this Agreement, or (ii) arising out of the failure of BellSouth or BellSouth Corporation to perform or observe fully any covenant, agreement or provision to be performed or observed by BellSouth or BellSouth Corporation pursuant to the Agreement. Moreover, subject to the exclusions set forth in Section 9.4.4 hereunder, BellSouth and BellSouth Corporation shall indemnify, defend, and hold each BellSouth Indemnified Party harmless, at

BellSouth's expense, against any claim, suit or proceeding resulting from, relating to or arising out of a claim that any use of the BellSouth Technology constitutes an infringement of a patent or copyright, or a misappropriation of a trade secret of a third party. BellSouth's and BellSouth Corporation's obligation to indemnify shall include, without limitation, an obligation to pay any costs including, but not limited to, reasonable attorneys' fees, expert witness fees, expenses, damages awarded to third parties and costs incurred by each BellSouth Indemnified Party. BellSouth or BellSouth Corporation may settle, at BellSouth's or BellSouth Corporation's sole expense, any claim, suit or other action for which BellSouth or BellSouth Corporation is responsible under this section.

                  9.4.2 Each BellSouth Indemnified Party shall notify BellSouth and BellSouth Corporation promptly of any claim of infringement it becomes aware of and for which it believes BellSouth or BellSouth Corporation is responsible under this section. Each BellSouth Indemnified Party shall provide BellSouth and BellSouth Corporation with reasonable assistance in the defense of any such claim.

                  9.4.3 If in BellSouth's or BellSouth Corporation's opinion, regardless of whether there has been notice from a Numerex Indemnified Party, a valid claim has or is likely to be asserted against the Company, BellSouth or BellSouth Corporation or alternatively, if the Company's rights hereunder are restricted by BellSouth, BellSouth Corporation or a valid court order, then BellSouth or BellSouth Corporation shall at each of its respective option and sole expense: (i) procure the right to continue using the alleged infringing material; (ii) replace or cause to be replaced the material with non-infringing material which is equivalent in features, functionality and quality; or (iii) modify or cause the Company to modify the material to make it non-infringing while retaining all features, functionality and quality.

                  9.4.4 Exclusions from BellSouth and BellSouth Corporation Indemnity. BellSouth or BellSouth Corporation will not be liable to a BellSouth Indemnified Party: (i) for any claim of infringement arising out of modifications or alterations to the BellSouth Technology neither made nor authorized by BellSouth or BellSouth Corporation as the case may be; (ii) for infringement, if the Company is using other than the most current release of the BellSouth Technology, provided to the Company if such claim would have been prevented by the use of such current release at the time the infringement occurred; (iii) for infringement, if such infringement would not have occurred but for the combination of the BellSouth Technology with other hardware or software not supplied by BellSouth or BellSouth Corporation, as the case may be;
(iv) for counterclaims of infringement or invalidity in the case wherein Company is a plaintiff in an infringement litigation or a defendant in a Declaratory Judgment action except to the extent otherwise provided in Schedule 9.4.4(iv); or (v) for infringement of patents issuing after February 25, 1998 whose claims are directed to improvements to, or utilizations of, the Cellemetry technology.

                  9.4.5 Except to the extent otherwise provided in Section 9.4.4(iv), notwithstanding anything to the contrary in this Section 9.4, in all events the liability of

BellSouth and BellSouth Corporation to indemnify any BellSouth Indemnified Party for any Losses shall be limited to Five Million Dollars ($5,000,000), except with regard to Losses relating to BellSouth Registered Rights, which shall be limited to Fifteen Million Dollars ($15,000,000). In all events, BellSouth and BellSouth Corporation shall not be required to indemnify a BellSouth Indemnified Party pursuant to Section 9.4 unless such right is asserted by such Party within four (4) years of the Closing (as defined in the Formation Agreement).

         9.5 Indemnification Non-Exclusive. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

         9.6 Numerex shall use its best efforts to provide coverage, during the first year beginning on the date hereof, similar to "directors and officers" liability coverage for the Managers and officers of the Company under the liability insurance policy currently in place for Numerex, with a policy limit not less than Three Million Dollars ($3,000,000). Numerex shall use its best efforts to cause the Company to obtain and maintain coverage beginning on the second anniversary of the date hereof similar to "directors and officers" liability insurance coverage for the Managers and officers of the Company, such insurance coverage to be substantially similar to the liability insurance policy currently in place for Numerex, provided however that the policy limit shall not be less than Five Million Dollars ($5,000,000). The cost of such insurance shall be borne by the Company.

                                    ARTICLE X
                                      TAXES

         10.1 Tax Returns. The Board shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making the elections described in Section 10.2, in accordance with Section 7.2.1. Each Member shall furnish to the Board all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed. The Class II Member shall have the right to review draft tax returns and related workpapers 60 days before the due date for such returns, without regard to extensions. The Class II Member shall notify the Company if it disagrees with any position on a return within 15 days after receipt of such draft return. The parties shall attempt to resolve any dispute promptly. If a dispute cannot be resolved within 15 days after the Company was notified of the disagreement by the Class II Member, the dispute shall be submitted to arbitration by certified public accountants selected by the parties pursuant to Section 15.12. The Company shall deliver a completed Federal Form K-1 for each Fiscal Year to the Members no later than March 1 of the following Fiscal Year.

         10.2 Tax Elections. The Company shall make the following elections on the appropriate tax returns:

                  (a) to adopt the Fiscal Year as set forth in Section 1.1.;

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



                  (b) to adopt the accrual method of accounting, if available and appropriate, and to keep the Company's books and records on the income tax method;

                  (c) if a distribution of Company property as described in
section 734 of the Code occurs or if a transfer of a Share as described in section 743 of the Code occurs, on written request of any Member, and the approval of the Board in accordance with Section 7.2.1 (such approval not to be unreasonably withheld), to elect, pursuant to section 754 of the Code, to adjust the basis of Company properties;

                  (d) to elect to amortize the organizational expenses of the Company and the startup expenditures of the Company under Section 195 of the Code ratably over a period of 60 months as permitted by section 709(b) of the Code; and

                  (e) any other election the Board may deem appropriate and in the best interests of the Members, in accordance with Section 7.2.1.

Neither the Company nor any Manager or Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle I.A of the Code or any similar provisions of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such an election. The Company shall elect to be treated as a partnership for federal income tax purposes.

         10.3 "Tax Matters Partner." The Board shall designate a Member to be the "tax matters partner" of the Company pursuant to section 6231(a)(7) of the Code. Any Member who is designated the "tax matters partner" shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of section 6223 of the Code. Any Member who is designated "tax matters partner" shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the fifth business day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity. Any Member who is designated "tax matters partner" may not take any action contemplated by sections 6222 through 6232 of the Code without the consent of the Board in accordance with Section 7.2.1, but this sentence does not authorize such Manager (or any other Manager) to take any action left to the determination of an individual Member under sections 6222 through 6232 of the Code.

                                   ARTICLE XI
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

         11.1 Maintenance of Books. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of its Members, its Board and each committee of the Board. The books of account for the Company shall be maintained on an accrual basis, if available and appropriate, in accordance with the terms of this Agreement, except that the Capital

Accounts of the Members shall be maintained in accordance with Article IV. The Fiscal Year shall be the accounting year of the Company.

         11.2 Reports. On or before the 60th day following the end of each Fiscal Year during the term of the Company, the Board shall cause each Member to be furnished with a management report, audited balance sheet, cash flow statement, income statement and a statement of changes in each Members' capital of the Company for or as of the end of that year, setting forth in each case, in comparative form, the figures as at the end of and for the previous fiscal year. These financial statements must be prepared in accordance with generally accepted accounting principles (GAAP) applied on a consistent basis (except as therein noted) and must be accompanied by a report of the independent public accountants certifying the statements and stating that (a) their examination was made in accordance with generally accepted auditing standards and, in their opinion, the financial statements fairly present the financial position, financial results of operations, and changes in Members' capital in accordance with GAAP applied on a consistent basis (except as therein noted) and (b) in making the examination and reporting on the financial statements described above, nothing came to their attention that caused them to believe that (i) the income and revenues were not paid or credited in accordance with the financial and accounting provisions of this Agreement, (ii) the costs and expenses were not charged in accordance with the financial and accounting provisions of this Agreement, or (iii) the Managers or any Member failed to comply in any material respect with the financial and accounting provisions of this Agreement, or if they do conclude that the Managers or a Member so failed, specifying the nature and period of existence of the failure. The Board will cause to be prepared at the end of each month unaudited balance sheets and cash flow statements and unaudited income statements and changes in Members' capital for such month end and year to date, setting forth in each case, in comparative form, the figures as at the end of and for the same period during the previous fiscal year and according to the Initial Business Plan, or the Modified Business Plan, as the case may be, prepared in accordance with GAAP by the 30th of the following month. Company shall also prepare such other reports as the Board may deem appropriate. The Company shall bear the costs of all these reports.

         11.3 Accounts. The Board shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that the Board determines. The Board may not commingle the Company's funds with the funds of any Member.

         11.4 Right of Audit and Inspection. Each Member, through its duly authorized representatives, shall have the right, at its own cost and expense, to examine, audit, inspect and photocopy, during normal business hours and for any reasonable purpose, any and all books, records and accounts of the Company. Such examination, audit or inspection may be conducted by the Member's own employees or by its independent certified public accountants or other agents.

                                   ARTICLE XII
                               TRANSFER OF SHARES

         12.1 Restriction on Transfers. Each Member severally agrees with each other Member and with the Company that such Member shall not Transfer or attempt to Transfer, or solicit any offer for the Transfer of, any Outstanding Shares now owned by such Member or which such Member may at any time hereafter own, acquire or be entitled to, except (i) in strict accordance with the provisions of this Agreement and (ii) after the third anniversary of the date hereof (unless the transferee is a Permitted Transferee, in which case a Transfer may be made prior to the third anniversary of the date hereof).

         12.2 Permitted Transferees. Notwithstanding Section 12.1 hereof, with the prior written approval of BellSouth and Numerex, (a) if at any time a Member is a natural person, such Member shall have the right to Transfer inter vivos or by will or the laws of descent and distribution of all or a portion of his Outstanding Shares outright to a spouse or children or to a trust for the benefit of a spouse or children, if such transferee agrees in writing to be bound by the terms and conditions of this Agreement as if he were the transferor and a Member as of the date hereof (an "Initial Member"), and, (b) an Initial Member shall have the right to Transfer all of the Outstanding Shares of the Company owned by such Initial Member to any affiliate of such Initial Member, provided that as a condition to receiving such Outstanding Shares, such affiliate agrees in writing to be bound by the terms and conditions of this Agreement as if it were the Initial Member (transferees under (a) and (b) being collectively called the "Permitted Transferees"). For purposes of this Section 12.2, "affiliate" shall be defined as any entity that is controlled by an Initial Member, as applicable, of which such Initial Member holds at least an eighty percent (80%) controlling interest, directly or through wholly-owned subsidiaries. If after any Transfer hereunder to an affiliate, the affiliate defaults on any obligation to make an Additional Capital Contribution, the Initial Member shall remain responsible for the payment of such Additional Capital Contribution.

         12.3 Prohibited Transferees. In no event shall any Outstanding Shares be Transferred to any Person listed on Schedule 12.3 attached hereto.

         12.4 Non-Compliance. In the event any Member shall Transfer or attempt to Transfer any Outstanding Shares otherwise than in strict accordance with the provisions of this Agreement, such action shall be void and of no effect, and no dividends or distributions of any kind whatsoever shall be paid by the Company in respect of such Outstanding Shares (all such dividends and distributions being deemed waived by such Member), and the voting rights of such Outstanding Shares shall be suspended during the period commencing with such Member's initial failure to comply with the provisions of this Agreement and ending when
(i) the Member complies with the provisions of this Agreement, or (ii) the Company, based on the unanimous approval of the Board and its sole discretion, agrees in writing to terminate such suspension and to permit such Transfer.

         12.5 Triggering Events. The following events are "Triggering Events" with respect to (a) the Member to whom the event relates and (b) the Permitted Transferees of the Member to whom the event relates (such Member and all Permitted Transferees of such Member pursuant to Section 12.2 are sometimes collectively referred to as an "Affected Member"):

                  (i) The receipt by a Member (sometimes referred to as a "Selling Member") of a bona fide written offer subsequent to three years from the date hereof, which such Member desires to accept, to acquire all or some portion of such Member's Outstanding Shares ("Offer");

                  (ii) The death of a Member who is a natural person (sometimes referred to as a "Deceased Member") and the transfer of such Member's Outstanding Shares by will or the laws of descent and distribution to a Person other than a Permitted Transferee;

                  (iii) The commencement of bankruptcy, reorganization or similar proceedings by a Member; the commencement of bankruptcy or similar proceedings against a Member that are not terminated within 120 days after commencement; the appointment of a bankruptcy or other judicial representative for a Member, such Member's Outstanding Shares or any material part of its properties, provided that any such appointment that was involuntary is not terminated within 120 days; the attachment of, execution against, levy upon or other seizure of the Outstanding Shares of a Member (other than an attachment solely for jurisdictional purposes) unless and only as long as the Company's counsel determines that the same is being contested in good faith; an assignment by a Member for the benefit of creditors, whether or not such assignment includes Outstanding Shares; an admission by a Member in writing of its inability to pay such Member's debts as they become due; or the attempted rejection of this Agreement by a bankruptcy or other judicial representative who succeeds to the Outstanding Shares of a Member; or

                  (iv) The Transfer or attempted Transfer by a Member or any party acting on behalf of a Member of any of his or her Outstanding Shares in violation of any provision of this Agreement.

         12.6 Notice of Occurrence of Triggering Event. Within 15 days after the occurrence of any Triggering Event, the Affected Member (or his or her personal representative) shall give notice of the occurrence ("Notice of Occurrence") to the Company and the Class I and Class II Members (the "Other Members"). Failure to give Notice of Occurrence shall neither prevent nor relieve any of the parties from exercising their rights or satisfying their obligations under this Agreement, and any other party to this Agreement may at any time give Notice of Occurrence on behalf of the Affected Member (or his or her legal or personal representative). If the Affected Member is a Selling Member, the Notice of Occurrence shall include a copy of the Offer, stating the name of the offeror ("Offeror") and the price ("Offer Price") and other terms ("Offer Terms") of the Offer (or if the identity of the maker of the Offer is required to be kept confidential, then the Offer Price and Offer Terms only).

         12.7 Optional and Mandatory Purchase. Upon the occurrence of any Triggering Events, the Affected Member's Outstanding Shares ("Affected Member's Shares") shall be sold in accordance with this Section 12.7.

                  12.7.1 Option to Other Members. The Other Members shall have the option to purchase all or any of the Outstanding Shares owned by the Affected Member on the date the Triggering Event occurred, for the Purchase Price (as defined in Section 12.16) and on the Payment Terms (as defined in Section 12.17), by giving notice, within thirty (30) days after the date of Notice of Occurrence, to the Affected Member (or his personal representative) and the Company of the exercise of this option. The notice shall state whether such Other Member intends to purchase all or only a part of the Affected Member's Shares that such holder is entitled to purchase under this Section
12.7.1 and the number of the Affected Member's Shares to be purchased by him, if less than all. The exercise of the options by the Other Members shall be effective only if the notices given by the Other Members who exercised their options indicate that such Other Members together intend to purchase all of the Affected Member's Shares, or if the Other Members together intend to purchase less than all the Affected Member's Shares and the Remaining Shares (as defined in Section 12.7.2) are purchased by the Company. Unless otherwise agreed upon in writing by all of the Other Members, each of the Other Members shall have the option to purchase that proportion, rounded to the nearest whole number to eliminate fractional shares, of the Affected Member's Shares which the number of Outstanding Shares held by such Other Member bears to the number of Outstanding Shares held by all Other Members who exercised their options. If any Other Member does not exercise its option to purchase its full proportionate share of the Affected Member's Shares, the Other Members may purchase that proportion, rounded to the nearest whole number to eliminate fractional shares, of the Outstanding Shares not so purchased which the number of Outstanding Shares held by it bears to the number of Outstanding Shares held by all Other Members who exercised their options, by giving written notice of the exercise of its option to the Affected Member, the Other Members and the Company within fifteen (15) days after the notice, pursuant to this Section 12.7.1, is given.

                  12.7.2 Option to the Company. The Company shall have the option to purchase all or any Outstanding Shares of the Affected Member that were not purchased by the Other Members in accordance with Section 12.7.1 ("Remaining Shares"), for the Purchase Price and on the Payment Terms, by giving written notice, within forty-five (45) days after the date of Notice of Occurrence, to the Affected Member (or his personal representative) of the exercise of its option. The notice shall state whether the Company intends to purchase all or only a part of the Remaining Shares. The Company may only purchase, pursuant to this Section 12.7.2, that number of shares of the Remaining Shares to the extent the Company has sufficient capital surplus or retained earnings to permit it to lawfully purchase and pay for any such shares. The exercise of the option by the Company shall be effective only if the notices given by the Company and the Other Members, if applicable, who exercised their options indicate that the Company and the Other Members together intend to purchase all of the Remaining Shares.

                  12.7.3 Purchase of All Shares. Unless otherwise agreed to by the Affected Member, all and not less than all of the Affected Member's Shares must be purchased pursuant to Sections 12.7.1 and 12.7.2 hereof, as the case may be, in order that there shall be a purchase of such Affected Member's Shares within the intent, scope and terms of this Agreement, except with regard to the Triggering Events described in Sections 12.5(iii) and 12.5(iv) where all of the Affected Member's Shares are not purchased pursuant to Sections 12.7.1 and 12.7.2.

                  12.7.4 Closing on Optional Purchase. If the Company and/or the Other Members shall have exercised their options to purchase the Affected Member's Shares pursuant to Sections 12.7.1 and 12.7.2 hereof, the closing of the purchase and sale contemplated by this Section 12.7.4 shall be held at 10:00 a.m., on the earlier of the 90th day following the date Notice of Occurrence is given or the 30th day after the exercise of the option that results in options to purchase all (but not less than all) of the Affected Member's Shares being exercised, at the then principal office of the Company, or at such other time and place as the parties shall mutually agree. At the closing, the Affected Member (or his personal representative) shall deliver to the purchasers certificates for the Affected Member's Shares, duly endorsed for transfer, and the purchasers shall pay the Purchase Price to the Selling Member in accordance with the Payment Terms.

                  12.7.5 Right to Transfer. If the Triggering Event is the event described in Section 12.5(i) and all of the Affected Member's Shares are not purchased pursuant to Sections 12.7.1 and 12.7.2 hereof, as the case may be, the Affected Member may, for a period of ninety (90) days following the final date for acceptance under Section 12.7.1 and 12.7.2 thereof, as the case may be, sell all such Outstanding Shares related to such Offer to the Offeror; provided, however, in the case of an Offer, that no such Outstanding Shares shall be sold to the Offeror upon any terms or conditions more favorable to Offeror than the Offer Terms as such Offer Terms were described in the Notice of Occurrence; and provided further that such Offeror shall agree in writing to be bound by the terms and conditions of this Agreement as if the Offeror were the Member who sold such Outstanding Shares. If the Affected Member wishes to sell such Outstanding Shares on terms and conditions more favorable to the Offeror than the Offer Terms or has not sold such Outstanding Shares on the Offer Terms within such ninety (90) day period, the Affected Member shall be obligated to make new offers and re-offers to the Other Members and the Company in accordance with this Section 12.7 before the Affected Member shall be permitted to Transfer such Affected Member's Shares, or any part thereof, to any Person.

         12.8     Substituted Member.

                  12.8.1 If a Transfer is made pursuant to Section 12.7, then the assignee of all or any portion of the Outstanding Shares of a Member shall become a substituted Member (a "Substituted Member") entitled to all of the rights of a Member except as otherwise provided in Section 12.12.

                  12.8.2 The Company and the Board shall be entitled to treat the record owner of any share in the Company as the absolute owner thereof, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such share, which assignment is permitted pursuant to the terms and conditions of Article XII hereof, has been received and accepted by the Board and recorded on the books of the Company.

                  12.8.3 Upon the admission of a Substituted Member, Schedule A attached hereto shall be amended to reflect the name, address and Outstanding Shares of such Substituted Member and, if and when such Substituted Member acquires Voting Rights under Section 12.12, to eliminate the name and address of and other information relating to the assigning Member with regard to the assigned Outstanding Shares.

         12.9     Effect of Transfer.

                  12.9.1 Any Member who shall Transfer such Member's Outstanding Shares shall cease to be a Member of the Company with respect to such Outstanding Shares, and shall no longer have any rights or privileges of a Member with respect to such Outstanding Shares except that, unless and until the assignee of such Member is admitted as a Substituted Member with Voting Rights in accordance with the provisions of Section 12.12, such assigning Member shall retain the statutory rights and obligations of an assignor member under applicable law.

                  12.9.2 Any Person who acquires in any manner whatsoever any Outstanding Shares, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all the terms and conditions of this Agreement that any predecessor in such Outstanding Shares of such Person was subject to or by which such predecessor was bound.

         12.10 Legend. Each certificate evidencing Outstanding Shares and each certificate issued in exchange for or upon the Transfer of any Outstanding Shares (if such shares remain Outstanding Shares after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The securities represented by this certificate are subject to an Operating Agreement of the Company dated May 15, 1998, among the issuer of such securities (the "Company") and the Company's Members as amended and modified from time to time. A copy of such Operating Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or certain state securities laws. These shares may not be sold or offered for sale in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended and such state laws as may be applicable unless in the opinion (which shall be in form and substance reasonably satisfactory to the Company) of counsel's reasonable satisfactory to the Company, such registration is not required."

The Legend set forth above shall be removed from the certificates evidencing any shares which cease to be Outstanding Shares in accordance with the definition in
Section 1.1 hereof.

         12.11 Qualified Public Offering. If the Board determines to undertake a Qualified Public Offering, the Company shall be converted to a corporation (the "Corporate Successor") under the Delaware General Corporation Law before entering a binding agreement with an underwriter, and each Outstanding Share shall be exchanged for a share of common stock of the Corporate Successor, all shares of which shall have the same voting and economic rights. In the event all other conditions to a Qualified Public Offering of the Corporate Successor are satisfied, each Member agrees to vote its shares and to take such other action as may be reasonably necessary to convert all shares to New Shares on a share for share basis effective immediately before such Qualified Public Offering. If as part of a Qualified Public Offering it becomes necessary for the Class I and Class II Members, who desire to participate in such offering, to limit the number of shares they may offer and sell so as not to create adverse tax consequences, they hereby agree to reduce the number of shares to be offered and sold by each, on a 50-50 basis.

         12.12 Voting Rights. Subject to Sections 12.18 and 12.20, voting rights with respect to the Class I and II Shares may be transferred under Section 12.7 hereof.

         12.13 Put Rights. At any time after the third and until the fifth anniversary hereof, the Class II Member may request (the "Initial Request"), on one occasion, that the Company undertake an initial public offering ("IPO"). In addition, after the fifth anniversary hereof, the Class II Member may request (the "Second Request"), on one occasion, that the Company undertake an IPO. Such request(s) shall be presented to the Company and be in the form of a letter of intent or similar proposal from an investment banking firm (and approved by that firm's commitment committee(s) for IPO selection) with a national reputation which expresses a willingness to conduct an IPO on the Company's behalf pursuant to a firm commitment underwriting, which would include shares to be issued by the Company and sold by Class I and Class II Members as selling shareholders. In the event the Class I Member elects not to proceed with the IPO pursuant to the Initial Request or the Second Request , for a period of six months commencing on the date of such request, the Class II Member shall have the right to require Numerex to purchase all or part of its Outstanding Shares for Fair Market Value. If Numerex purchases some or all of the Outstanding Shares of the Class II Member as provided above and the Company subsequently completes an IPO within one year of such purchase, then Numerex shall pay to BellSouth an amount equal to the difference, if any, between the net IPO price per share and the price per share paid by Numerex to BellSouth, multiplied by the number of shares purchased by Numerex from BellSouth.

         12.14    Purchase Price.

                  12.14.1 Third Party Offers. In the event that a Triggering Event described in Section 12.5(i) takes place, the Purchase Price, for purposes of Sections 12.7 and 12.13, shall be the Offer Price in writing to the Affected Member by such third party.

                  12.14.2 Other Triggering Events. In the event that a Triggering Event takes place other than that described in Section 12.5(i), the Purchase Price shall be Fair Market Value, as determined in Section 12.14.3 hereof.

                  12.14.3      Appraisal For Fair Market Value.

                           (a) Fair Market Value.  "Fair Market Value" shall
mean the fair market value of the Company as a going concern, assuming that the Company is sold pursuant to a sale of capital stock.

                               (i) Fair Market Value shall be determined by the
agreement of the other Members and the Affected Member, through a majority vote of the Outstanding Shares of each of the Affected Member and the other Members, in each case acting as an independent class, within ten (10) days of the date on which any party notifies all Members that this Agreement then requires that "Fair Market Value" be determined, specifically referring to the paragraph and subparagraphs of this Agreement that require such determination.

                               (ii) If the Affected Member and the other
Members shall not so agree on the amount of the Fair Market Value within such ten-day period, then within ten (10) days after such initial ten-day period, each of the other Members and the Affected Member, acting in each case as an independent class, by a majority vote of the Outstanding Shares each of the Affected Member and the Other Members, will appoint a Qualified Appraisal Firm (as hereinafter defined) to make the determination, within thirty (30) days of such appointment, of the proposed fair market value of the Company as a going concern and the average of the determinations by such appraisal firms of the proposed fair market value of the Company as a going concern (the "Proposed Value") will be the Fair Market Value; provided, however, that if the difference between such Proposed Values is more than 15% of the amount of the lower Proposed Value, then the two appraisal firms will appoint a third Qualified Appraisal Firm to determine, within thirty (30) days of its appointment, a Proposed Value, and the Fair Market Value shall be equal to the average of all three Proposed Values; provided, further, that if the Proposed Value of the appraisal firms appointed by either the Other Members or the Affected Member shall vary by more than 15% from the lower of (a) such varying Proposed Value or
(b) the Proposed Value determined by the third appraisal firm, such varying Proposed Value shall not be included in such average in determining Fair Market Value. Examples illustrating the determination of Fair Market Value described above are set forth in Schedule 12.14.3(a)(ii).

                               (iii) If only two appraisal firms are
appointed under Section 12.14.13(a)(ii), each of the Other Members and the Affected Member, in each case, as an independent class, shall pay the cost of their respectively appointed appraisal firm and if a third appraisal firm is appointed, each of the Other Members (pro rata based on their respective ownership of Outstanding Shares owned by the Other Members), in each case, as an independent class, shall pay one-half the cost of the third appraisal firm. In connection with any determination of Fair Market Value, (A) a majority vote of the Outstanding Shares of the Other Members shall have the right to request an audit of the financial statements for the Company's applicable "stub" period (the "Stub Audit"), at the Company's expense, if such determination of Fair Market Value shall be made more than ninety (90) days after the end of the Company's fiscal year, and (B) any revenues or costs associated with business transactions between the Company and the Affected Member or any Affiliates of the Affected Member shall be restated by the appraisal firm(s), to the extent necessary, to reflect the revenues or costs which would have recognized had such transactions been on an arm's length basis (the "Revenue Restatement"). Notwithstanding anything contained herein to the contrary, any required periods for the determination of Fair Market Value shall be extended to the extent necessary to permit the completion of any Stub Audit requested to be made under the terms of this Agreement and any Stub Audit and/or Revenue Restatement shall be considered by the parties and the relevant appraisal firm(s) in determining Fair Market Value. If Fair Market Value is required, under the terms of this Agreement, to be stated on a per Share basis, the calculation thereof shall be based on the total number of Outstanding Shares outstanding, assuming exercise of all the outstanding options and issuance of the aggregate maximum number of Outstanding Shares issued, delivered or exchanged therefore or thereunder and shall take into account receipt by the Company of the exercise price for such options.

                               (iv) No Minority Discount.   For purposes of
determining Fair Market Value hereunder with regard to Class II Shares, the Fair Market Value of such shares shall equal the Fair Market Value of the Company multiplied by the Percentage Interest represented by the Class II Shares.

                           (b) Qualified Appraisal Firm.  "Qualified Appraisal
Firm" means any firm engaged in business valuation services, but excluding any firm which received more than $250,000 in fees during the preceding 12 calendar months from any party hereto.

                           (c) Inspection.  The appraisal firms engaged for the
purpose of providing an appraisal under Section 12.14.3(a) hereof ("Appraisers") shall have the right, during normal business hours, to (i) inspect and make copies of all documents and other information relating to the Company or its business, including internal accountants' work papers, (ii) inspect all properties and assets used by the Company in its business, and (iii) consult with the Managers, officers, employees, accountants, counsel and advisors of the Company, for the purpose of rendering their appraisals, provided such Appraisers shall have entered into a confidentiality agreement with the Company pursuant to which the Appraisers agree to maintain the confidentiality of all confidential and proprietary information obtained by the appraisers in performing their appraisals.

                           (d) Disclosure.  Whenever the Fair Market Value must
be determined under this Agreement, the Company and the Member or Members selling Outstanding Shares shall disclose in writing to the purchaser or purchasers of those Outstanding Shares and the appraisers referred to in Section
12.14.3 all facts of which they have knowledge and which may affect the determination of Fair Market Value.

         12.15 Payment Terms. As used in this Agreement, "Payment Terms" means, except as otherwise agreed to by the selling and purchasing Members, the Purchase Price that shall be paid on the Closing Date via certified check or wire transfer of funds, as the parties hereto may mutually agree.

         12.16 Rights Binding on Successors. The rights of the Class I and II Members under this Article XII shall be binding on and against any successor to or Affiliate of the Class I and II Members and the Company, and any transferee of any Outstanding Shares (or other interests into which Outstanding Shares have been converted) even if such rights are not exercised or exercisable by the Class I and II Members in connection with any transfer to any successor or Affiliate.

         12.17 Failure to Achieve Goals. If the Company either (A) has not achieved 50% of cumulative service revenues (as such term is used in the Initial Business Plan or the Modified Business Plan) as projected in the Initial Business Plan (or Modified Business Plan, as the case may be) , which is currently projected to be $22,996,000 in the aggregate, by the third anniversary after the date hereof, (B) has exceeded 125% of cumulative pre-tax losses (as such term is used in the Initial Business Plan or the Modified Business Plan) as projected in the Initial Business Plan (or Modified Business Plan, as the case may be), which is currently projected to be $(7,881,000) in the aggregate, by the third anniversary after the date hereof, or (C) becomes insolvent or bankrupt at any time during the first three years after the date hereof, then, at Numerex's election, BellSouth may, as its sole remedy exercisable only during the 90-day period commencing on the third anniversary of the date hereof, either
(a) put its ownership interest in the Company to Numerex for $15.33 million, plus interest at a 13% annual compound rate, or (b) take the following actions:

                  (i) cause the Company to grant to Numerex a non-exclusive, royalty-free, worldwide, irrevocable license to use and market all of the Company's intellectual property relating directly to the Cellemetry Technology and a sublicense of all licenses granted by Europlex to the Company;

                  (ii) cause the Company to distribute to BellSouth the sole ownership of the Company's intellectual property relating directly to the Cellemetry Technology, the common stock of Uplink owned by the Company and a sublicense of all licenses granted by Europlex to the Company, and any rights, contractual or otherwise (including receivables), that the Company has with respect to Uplink;

                  (iii) cause the Company to determine the Agreed Value of the Company's intellectual property relating directly to the Cellemetry Technology and all licenses granted by Europlex to the Company and, notwithstanding any other provision of this Agreement, debit the Capital Accounts of Numerex and BellSouth by an aggregate amount equal to such Agreed Value in proportion to their respective Percentage Interests;

                  (iv) cause the Company to determine the Agreed Value of the common stock of Uplink owned by the Company and any rights, contractual or otherwise (including receivables) that the Company has with respect to Uplink and which are distributed to BellSouth pursuant to clause (ii) (or the Agreed Value contributed to the Company pursuant to footnote 4 of Schedule 4.6(a), if applicable), and, notwithstanding any other provision of this Agreement, debit BellSouth's Capital Account by an amount equal to such Agreed Value; and

                  (v) after the completion of clauses (i) through (iv) cause the dissolution of the Company in accordance with Article XIV.

         BellSouth, Numerex and the Company shall cooperate in any action taken pursuant to subsections (a) or (b) of the preceding sentence and shall take all reasonable steps to facilitate such action.

         Notwithstanding anything herein to the contrary, the remedies provided to BellSouth under this Section 12.17 shall be of no force and effect if the events set forth in Section 12.17(A), (B), or (C) occurred as a result of either
(x) BellSouth's breach of this Agreement or (y) BellSouth Technology is determined to constitute an infringement of a patent, copyright, or a misappropriation of a trade secret of a third party, except as part of a settlement agreement to which BellSouth is not a party or has not given its consent.

         12.18 Termination of Rights Upon Qualified Public Offering. The rights and obligations set forth in Article XII and Section 7.2.1 shall terminate upon the consummation of a Qualified Public Offering of the Company's equity securities provided the rights of Persons similarly situated shall terminate at the same time.

         12.19 Distribution Upon Resignation. Upon resignation or any other termination of its status as a Member, a Member shall not be entitled to receive distribution from the Company pursuant to Section 18.604 of the Act or otherwise, except as expressly provided herein.

         12.20 Termination of Certain Voting Rights. At any time the Percentage Interest of the Class II Member falls below 25%, the provisions of Section 7.2.1 hereof shall immediately become null and void.

                                  ARTICLE XIII
                               REGISTRATION RIGHTS

         13.1 Registration Rights Agreement. On the date hereof, the Members shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit B.

                                   ARTICLE XIV
                    DISSOLUTION, LIQUIDATION, AND TERMINATION

         14.1 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

              (a) subject to Section 7.2.1, the written consent of a Required Interest;

              (b) the cancellation of the Company's Certificate of Formation;

              (c) entry of a decree of judicial dissolution of the Company under
Section 18-802 of the Act; and

              (d) the election of BellSouth pursuant to Section 12.17(b)(v) hereof.

Except as provided in Section 14.1(c), the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company.

         14.2 Liquidation and Termination. On dissolution of the Company, the Board shall act as liquidator or may appoint one or more Members as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidator are as follows:

                  (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

                  (b) the liquidator shall cause notice to be mailed to each known creditor of and claimant against the Company;

                  (c) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

                  (d) with respect to all patents, copyrights, trademarks, trade secrets or other proprietary rights (collectively the "Intellectual Property Assets") of the Company, including those Intellectual Property Assets contributed upon the formation of the Company and those acquired or developed by Company thereafter, BellSouth and Numerex shall become joint owners of such Intellectual Property Assets with no right or duty of accounting to the other party. The liquidator shall prepare and execute all documents deemed reasonably necessary by BellSouth or Numerex in order to perfect and record the ownership rights contemplated by this section 14.2(d).

                  (e) all remaining assets of the Company shall be distributed to the Members as follows:

                        (i) the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members;

                       (ii) with respect to all Company property that has not been sold, the Agreed Value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the Agreed Value of that property on the date of distribution;

                      (iii) after allocations of Profits and Losses have been made pursuant to Article VI, to pay to the Members the amounts of the remaining positive balances in their Capital Accounts (determined as of the date of such distribution); provided, however, that if Numerex has not made all of the Additional Capital Contributions required pursuant to Section 4.7(a), assets shall first be distributed in proportion to the Members' respective Capital Contributions until each Member has received (taking into account cumulative distributions by the Company) an amount equal to its Capital Contributions; and

                       (iv) thereafter, to pay any balance remaining to the Members, in proportion to their respective Percentage Interests.

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 14.2. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 14.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all of the Company's property and constitutes a compromise to which all Members have consented within the meaning of article 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

         14.3 Deficit Capital Accounts. Upon the occurrence of an event of dissolution pursuant to Section 14.1, Numerex shall be obligated to contribute the lesser of (a) the excess of $19.25 million (reduced by the amount of any Additional Capital Contribution which Numerex failed to make and which BellSouth made under Section 4.7(a) and reduced by the amount of any contributions of items (i) through (iv) on Schedule 4.6(a) (or the Alternative Initial Contribution, if applicable) which Numerex did not make) over any Additional Capital Contributions made by it pursuant to Section 4.7(a), and (b) the deficit balance its Capital Account (after allocations of Profits and Losses have been made pursuant to Article VI).

         14.4 Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Board (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the Company.

                                   ARTICLE XIV
                               GENERAL PROVISIONS

         15.1 Offset. Whenever the Company is to pay any sum to any Member, any amounts that Member owes to the Company may be deducted from that sum before payment.

         15.2 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective upon receipt by the Person to whom it was addressed. All notices, requests, and consents to be sent to a Member must be sent to or made at the address given for that Member on Schedule A, or such other address as that Board may specify by notice to the other Members. Any notice, request, or consent to the Company or the Board must be given to the Board at the following address:

                                    Cellemetry LLC
                                    Suite 800
                                    1100 Peachtree St.
                                    Atlanta, Georgia 30309
                                    Attention: Chief Executive Officer
                                    Fax: 404-249-6756

                  With a copy to:

                                    Numerex Corp.
                                    100 Four Falls Corporate Center
                                    Suite 407
                                    Route 23 and Woodmont Road
                                    West Conshohocken, PA  19428-2961
                                    Attention:  John J. Reis, President
                                    FAX:  610-941-3477

                           With a copy to:

                                    Blank Rome Comisky & McCauley LLP
                                    One Logan Square
                                    Philadelphia, PA  19103
                                    Attention:  Barry Genkin, Esquire
                                    FAX:  215-569-5555

                           With a copy to:

                                    BellSouth Corporation
                                    Suite 1800
                                    1155 Peachtree Street
                                    Atlanta, Georgia  30309
                                    Attention:  John A. Harwood
                                    FAX:  404-249-5901

                           With a copy to:

                                    BellSouth Wireless, Inc.
                                    Suite 800
                                    1100 Peachtree Street
                                    Atlanta, Georgia  30309
                                    Attention:  John Jenkins
                                    FAX:  404-249-6756

Whenever any notice is required to be given by law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         15.3 Entire Agreement. This Agreement (including all Exhibits and Schedules) and the Formation Agreement (including all exhibits and schedules thereto) constitute the entire agreement of BellSouth Corporation, the Members and their Affiliates relating to the Company and supersede all prior contracts or agreements with respect to the Company, whether oral or written.

         15.4 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

         15.5 Amendment. This Agreement may be amended from time to time only by a written instrument adopted by the Board and executed and agreed to by each of the Class I and II Members.

         15.6 Binding Effect. Subject to the restrictions set forth in this Agreement, this Agreement is binding on and inures to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns.

         15.7 Governing Law; Severability.   THIS AGREEMENT IS GOVERNED BY AND
SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAWS OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act or (to the extent such statute is incorporated into the Act, the Corporation Act), the applicable provision of the Certificate, the Act or the Corporation Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

         15.8 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party hereto shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         15.9 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

         15.10 Notice to Members of Provisions. By executing this Agreement, each Member acknowledges that such Person has actual notice of (a) all of the provisions hereof (including, without limitation, the restrictions on the Transfer of Outstanding Shares set forth in Article XII), and (b) all of the provisions of the Certificate.

         15.11 Neutral Construction. The parties have negotiated this Agreement and all of the terms and conditions contained in this Agreement in good faith and at arms' length, and each party has been represented by counsel during such negotiations. No term, condition, or provision contained in this Agreement shall be construed against any party or in favor of any party (i) because such party or such party's counsel drafted, revised, commented upon, or did not comment upon, such term, condition, or provision; or (ii) because of any presumption as to any inequality of bargaining power between or among the parties. Furthermore, all terms, conditions, and provisions contained in this Agreement shall be construed and interpreted in a manner which is consistent with all other terms, conditions, and provisions contained in this Agreement.

         15.12 Arbitration. All claims, demands, disputes, controversies, differences, or misunderstandings between the parties arising out of, or by virtue of, this Agreement shall be submitted to and determined by arbitration in accordance with this Section. In the event of such a claim, demand, dispute, controversy, difference, or misunderstanding, Numerex on the one hand, and BellSouth and BellSouth Corporation on the other hand, shall each select one arbitrator and shall together select a third arbitrator who is neutral and unbiased, and who shall serve as the chairman of the panel. If the parties are unable to agree upon the third arbitrator, or if one of the parties is unable to or fails to select an arbitrator in accordance with this Section, the American Arbitration Association ("AAA") shall be designated by either party to appoint such arbitrator(s) to arbitrate the matter in accordance with this Section. The matter shall be arbitrated under the rules of the AAA applicable to commercial arbitrations then obtaining, such arbitration to be held in Washington, D.C. At any time before a decision of the arbitration panel has been rendered, the parties may resolve the dispute by settlement. The decision of a majority of arbitrator(s) shall be the award of the panel of arbitrators and shall be made in writing setting forth the award, the reasons for the decision and such award shall be binding and conclusive on all parties, shall not be appealable and may include a finding for payment of the costs of such arbitration. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award. This agreement to arbitrate is specifically enforceable by the parties to this Agreement.

         15.13 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. Signatures by facsimile shall have the same force and effect as original signatures.

                                    * * * * *

         IN WITNESS WHEREOF, following adoption of this Agreement by the Board, the Members and the other parties have executed this Agreement as of the date first set forth above.


                              BellSouth Wireless, Inc. (the Class II Member)


                              By: /s/ John J. Jenkins
                                  ---------------------------------------
                              Title: Vice President
                                     ------------------------------------
                              Date:  May 15, 1998
                                     ------------------------------------


                              Numerex Corp. (the Class I Member)


                              By: /s/ John J. Reis
                                  ---------------------------------------
                              Title: President & Chief Executive Officer
                                     ------------------------------------
                              Date:  May 15, 1998
                                     ------------------------------------

                              Cellemetry LLC (the Company)


                              By: /s/ John J. Reis
                                  ---------------------------------------
                              Title: Chairman
                                     ------------------------------------
                              Date:  May 15, 1998
                                     ------------------------------------



                              BellSouth Corporation
                              (signing only with respect
                              to Sections 3.1.6, 5.1,
                              5.2, 5.3, 5.8, 9.2, 9.3,
                              9.4, 15.2, 15.3, 15.4,
                              15.5, 15.6, 15.7, 15.8,
                              15.11, 15.12 and 15.13).


                              By: /s/ Joel Peterson
                                  ---------------------------------------
                              Title:
                                     ------------------------------------
                              Date:
                                     ------------------------------------

                                   SCHEDULE A



                                                           Additional
           Members' Names              Initial Capital       Capital         Class I       Class II      Class III     Percentage
           and Addresses                 Contribution     Contributions       Shares        Shares         Shares       Interest
------------------------------------   ----------------  ----------------   ----------   ------------  -------------  -------------

Numerex Corp., a
Pennsylvania corporation               $ 7,500,000       $15,500,000(1),(2)  540,000          --               --         60.00%
100 Four Falls Corporate Center
Suite 407
Route 23 and Woodmont Road
West Conshohocken, PA 19428-2961










BellSouth Wireless, Inc., a
Georgia corporation                    $15,333,333       $ - 0 - (2)            --        360,000             --         40.00%
Suite 800
1100 Peachtree Street
Atlanta, Georgia 30309


--------------------------------------

(1) This $15,500,000 amount includes Numerex's obligations to provide certain funds to Uplink and the contribution of the related receivables under
    Section 5.1.5 but subject to Schedule 4.6(a) hereof. Excluding these funding obligations with respect to Uplink, Numerex's capital contributions are scheduled as follows:

                          Capital Contribution Program*
                                 Class I Member


                                         Year 1                    Year 2

             Q1                           - 0 -                  $2,000,000

             Q2                        $2,500,000                $2,000,000

             Q3                        $2,000,000                $1,000,000

             Q4                        $2,000,000                $1,000,000

      ---------------               ---------------            ---------------
           Total:                      $6,500,000                $6,000,000



(2) Subject to Section 4.7.

* A capital call for each quarter shall be contributed by the Class I
  Member to the Company on the first business day of each applicable quarter, except for a portion of the Initial Capital Contribution in the amount of $2,500,000 which shall be contributed by the Class I Member to the Company at the Closing as defined in the Formation Agreement among Numerex Corporation, BellSouth Wireless, Inc., and BellSouth Corporation dated February 25, 1998.